<u>RESTON STATION</u>

FAIRFAX COUNTY, VIRGINIA

DEED OF LEASE

between

COMSTOCK RESTON STATION HOLDINGS, LC,

as LANDLORD

and

PARKX MANAGEMENT, LC,

as TENANT

January 1, 2022

TABLE OF CONTENTS

BASIC LEASE PROVISIONS

EXHIBITS

BASIC LEASE INFORMATION

Effective Date:	January 1, 2022
Landlord:	COMSTOCK RESTON STATION HOLDINGS, LC, a Virginia limited liability company
Tenant:	PARKX MANAGEMENT, LC, a Virginia limited liability company
Premises:	1904 Reston Metro Plaza, Suite 101, Reston, Virginia 20190. The Premises are located on the first floor of the Building as shown on the floor plan attached hereto as Exhibit A-1 and consist of approximately 1,329 square feet of Net Rentable Area.
Term:	The period commencing on the Term Commencement Date, continuing for five (5) Lease Years after the Rent Commencement Date, and ending on the Expiration Date.
Term Commencement Date:	January 1, 2022.
Rent Commencement Date:	January 1, 2022.
Expiration Date:	December 31, 2026, or any earlier date on which this Lease is terminated in accordance with the provisions hereof.
Base Rent:	An annual amount based upon Net Rentable Area, as specified below:

Lease Years	Base Rent PSF	Annual Base Rent	Monthly Base Rent
Lease Years 1-5	$35.00	$46,515.00	$3,876.25

Tenant's Share of Operating Cost:	As defined in Section 7(b) below.
Tenant's Share of Taxes:	As defined in Section 7(d) below.
Cost of Tenant's Work:	As more particularly set forth in Section 2(d)(i) of Exhibit C.
Tenant Improvement Allowance:	$90.00 per square foot of Net Rentable Area, not to exceed $119,610.00 based upon 1,329 square feet of Net Rentable Area.
Trade Name:	ParkX
Permitted Use:	A first-class parking operations monitoring center and administrative office, as set forth in Section 5.
Tenant's Operating Hours:	Sunday through Saturday, twenty-four (24) hours a day, subject to Section 5(b).
Security Deposit:	None

Project:	Reston Station, a transit-oriented, mixed-use development at the intersection of Wiehle Avenue and Dulles Toll Road in Reston, Virginia, as described in Section 1(b).
Retail Center:	The Premises and certain other retail space in the Project designated by Landlord, as described in Section 1(b).
Building:	The building in which the Premises are located, and all other improvements located on the Land.
Land:	The tax lot(s) on which the Building is built, legally described on <u>Exhibit A</u> attached hereto, subject to Section 2.
Landlord's Notice Address:	Comstock Reston Station Holdings, LC c/o Comstock Companies 1900 Reston Metro Plaza, 10th Floor Reston, Virginia 20190 Attention: Asset Mgt - Reston Station with a copy to: Comstock Companies 1900 Reston Metro Plaza, 10th Floor Reston, Virginia 20190 Attention: General Counsel
Rent Payment Address:	Comstock Reston Station Holdings, LC c/o Comstock Companies 1900 Reston Metro Plaza, 10th Floor Reston, Virginia 20190 Attention: Lease Administration – Reston Station
Tenant's Notice Address:	ParkX Management, LC 1900 Reston Metro Plaza, 10th Floor Reston, Virginia 20190 Attention: Dylan Clemente with a copy to: Comstock Companies 1900 Reston Metro Plaza, 10th Floor Reston, Virginia 20190 Attention: General Counsel
Brokers:	None

DEED OF LEASE

This Deed of Lease ("**Lease**") made and entered into as of the Effective Date between Landlord and Tenant. The "**Basic Lease Information**" (above) is incorporated into this Lease as if fully set forth herein. Capitalized terms used and not otherwise expressly defined within the body of this Lease will have the meanings ascribed to them in the Basic Lease Information.

WITNESSETH:

1. PREMISES, PROJECT AND RETAIL CENTER.

(a) Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises, together with the right to use the Common Areas in accordance with Section 2. The Net Rentable Area of the Premises has been calculated in accordance with this subsection and is hereby stipulated for all purposes hereof to be the number set forth in the Basic Lease Information. For the purposes of this Lease, "**Net Rentable Area**" refers to an area of space determined in accordance with this subsection. The Net Rentable Area is all area within the perimeter of the space in question, measured as follows: (1) in the case of an exterior wall of the Building, from the outside face of the predominant surface of the storefront; (2) in the case of a wall separating the space from another leasable space, from the centerline of the demising wall separating the space in question from the adjacent leasable space; (3) in the case of a wall separating the space from any Common Area (hereinafter defined), from the outside face of the predominant surface of the wall separating the space from the Common Area; provided, however, that in the case of any space served by an adjacent corridor for use by Tenant and one or more other retail tenants of the Building (regardless of whether the corridor constitutes Retail Common Area) then, notwithstanding the foregoing, Net Rentable Area shall include an allocable share of the corridor space as determined by Landlord; and (4) in each instance, as applicable, without exclusion for any (x) columns and chases within the space and (y) slab penetrations for stairs or other facilities serving the Premises or other floor penetrations.

(b) Project and Retail Center.

(i) The Premises are part of a vertically-integrated, mixed-use development known as Reston Station (the "**Project**"), which is generally described in the Basic Lease Information and which is governed by the Project Documents. The Project includes improvements owned by Landlord and by other private party owners (including, as applicable, affiliates of Landlord), as well as improvements owned and/or operated by the Board of Supervisors of Fairfax County, Virginia, in its proprietary capacity (or its successors in interest), such as, but not limited to, the public parking facility and its appurtenances (the "**Public Garage**"). As used in this Lease, the term "**Project Documents**" refers collectively to the Ground Lease (defined hereinafter) and to all declarations, easements, covenants, conditions and restrictions relating to, affecting, or encumbering all or a portion of the Project, including the Premises, now or hereafter recorded, including that certain Reciprocal Easement Agreement, dated July 1, 2014, recorded among the land records of Fairfax County (the "**Land Records**") in Deed Book 23712 at Page 1626 and that certain Private Party Declaration for Reston Station, dated July 1, 2014 and recorded among the Land Records in Deed Book 23712 at Page 1678, as each and any of the foregoing may have been and may hereafter be further amended, modified, supplemented, restated or replaced from time to time. The Project may be increased or decreased from time to time in accordance with the Project Documents. The Premises and all other retail space that Landlord has identified in the Building and other buildings in the Project, together with the Retail Common Areas, comprise the "**Retail Center**." The Retail Center may include any property now or hereafter made a part of the Project that is affirmatively integrated into the Retail Center by Landlord or its affiliates. None of the plans provided by Landlord or any of Landlord's agents depicting the general layout of the Building, Retail Center or Project constitutes a warranty, representation or agreement that the Building, Retail Center or Project, or facilities and stores therein, will be exactly as indicated. This Lease is subject and subordinate to the Project Documents.

(ii) As used herein, the term "**Ground Lease**" means that certain Deed of Lease between the Board of Supervisors of Fairfax County, Virginia in its proprietary capacity ("**Ground Lessor**") and Landlord,

dated July 1, 2014, as amended from time to time, which term includes that certain Memorandum of Lease, dated May 31, 2011, and recorded in the land records of Fairfax County, Virginia in Book 21702 at Page 1503, as each or any of the foregoing may have been and may hereafter be further amended, modified, supplemented, restated or replaced from time to time, and which term may include a replacement ground lease for all or a portion of the Project containing the Premises between Ground Lessor and Landlord, Landlord's successor-in-interest, any affiliate of either of them, and any successor to any such affiliate.

2. COMMON AREAS.

(a) Common Areas. (i) During the Term, Tenant shall have a non-exclusive, revocable license to use the Common Areas for their intended purposes, such license being subject to the exclusive control and management of Landlord and the rights of Landlord and of other tenants. As used in this Lease, "**Common Areas**" refers to: (i) the portions of and facilities in and on the Building, if any, that are designated for common use by Landlord, Tenant and all other occupants (retail and otherwise), tenants and users of the Building, together with any such facilities outside the Building which are not Project Common Areas or Retail Common Areas ("**Building Common Areas**"); (ii) the portions of and facilities in the Retail Center, if any, that are designated for common use by Landlord, Tenant and all other tenants and users of the Retail Center ("**Retail Common Areas**"); (iii) the portions of and facilities within the Project, if any, that are designated by Landlord, its affiliates, or the Association for common use by Landlord, Tenant and all other owners, occupants, tenants and users of the Project, including common areas in the Project which are owned or maintained by the Association pursuant to the Project Documents ("**Project Common Areas**"), but in all cases excluding the Public Garage. As used herein, "**Association**" refers to the Reston Station Owners Association. The Common Areas may include parking areas, access roads and facilities in or about the Project, including truck ways, driveways, loading bays, zones, docks and areas, delivery areas, multi-story parking facilities, package pickup stations, elevators, escalators, pedestrian sidewalks, malls, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, transit facilities, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities and those areas within and adjacent to the Project for ingress and egress to and from the Project, as well as any temporary or permanent off-site utility systems or parking facilities serving the Project. All such improvements now or hereafter constructed at the Project which provide or relate to parking for the Retail Center (whether exclusive or shared with other users of the Project), are referred to herein as the "**Retail Parking Facilities**", and shall be subject to charge for use at the posted rates from time to time. For clarity, the "Retail Parking Facilities" do not include any parking facilities in the Public Garage. Landlord will use commercially reasonable efforts to cause the Association to manage, operate and maintain the Project Common Areas (including any Retail Parking Facilities) in accordance with the standards required by the Project Documents. Costs of the Common Areas shall be included in Operating Cost in accordance with Section 7(b).

(ii) Tenant shall abide by all rules and regulations in place from time to time for use of the Common Areas. Tenant shall not use the Common Areas for any advertising, sales or display purposes, or for any other purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic, without Landlord's prior written consent. Except as expressly otherwise granted to Tenant herein, Landlord reserves the exclusive right to the Common Areas for all purposes.

(b) Reservation of Rights. Landlord hereby reserves, on behalf of itself and its affiliates, the right, from time to time: (i) to alter, modify, increase or decrease the Land, Building, Retail Center and Project, including changing and adding or removing spaces, buildings or units from any of the foregoing, and adjusting boundaries of any of them; (ii) to modify, increase, decrease, demolish and construct improvements, and to perform other acts, including changing the shape, size, location and access to improvements, in the Building, the Retail Center, the Retail Parking Facilities and any other portion of the Project; (iii) to revise the ownership structure of properties at the Project, including by recording Condominium Documents to establish one or more condominium regimes in order to create separate ownership of the uses at the Project (e.g., commercial condominium units for retail, office, etc.) and to sever portions of the Project into separate ground leases as and to the extent contemplated by the Ground Lease; (iv) to change the name of the Building, Retail Center and Project, and the names of individual streets and other named areas in the Project or any address therein; and (v) to install, maintain, use, repair and replace pipes, ducts, cables, conduits, plumbing, vents, utility lines and wires to, in, through, above and below the Premises and other parts of the Building. Landlord has the exclusive right to use the exterior faces of all perimeter walls of the

Building, the roof, and all air space above the Building. In its exercise of the foregoing rights, Landlord shall use commercially reasonable efforts to minimize any adverse effect upon Tenant's use and enjoyment of the Premises or its operations therefrom. In the event of any exercise of Landlord's reserved rights, the terms used in this Lease (including "Building" and "Land") and other provisions hereof shall be appropriately modified to reflect such change, and Tenant's proportionate share shall be appropriately adjusted. As used herein, the term "**Condominium Documents**" refers to the declaration, by-laws, rules and regulations and related instruments for any condominium regime governing, among other property, the Premises and any other retail portions of the Building, as the same may be amended from time to time.

3. INITIAL LEASEHOLD IMPROVEMENTS. The Premises shall be leased by Tenant in its "as-is" condition as of the Term Commencement Date. Landlord and Tenant shall each comply with the provisions of the tenant improvement work schedule attached hereto and made a part hereof as Exhibit C. Commencing on the Term Commencement Date, Tenant shall proceed with due dispatch to complete the construction of the Tenant's Work and perform all other actions necessary or desirable to open for business in the Premises as required by this Lease. Tenant shall perform Tenant's Work at Tenant's sole cost and expense in accordance with the terms of this Lease, subject to reimbursement by Landlord up to the amount of the Tenant Improvement Allowance disbursed in accordance with Exhibit C and subject to the provisions thereof.

4. TERM; LANDLORD'S TERMINATION RIGHT.

(a) This Lease shall be effective as of the Effective Date. The Term of this Lease shall commence on the Term Commencement Date, subject to and upon the terms and conditions set forth herein, and shall end on the Expiration Date. Landlord and Tenant shall execute a Declaration of Lease Commencement, in the form attached hereto as Exhibit E, mutually confirming, among other things, the Term Commencement Date, Rent Commencement Date, and Net Rentable Area of the Premises, each as determined pursuant to the terms of this Lease. Failure of Tenant to execute such a declaration, or state Tenant's objection to information contained in such declaration, within ten (10) days after delivery of such declaration to Tenant shall be deemed confirmation of and agreement with the information set forth in such declaration.

(b) Notwithstanding the foregoing, Landlord shall have the right to terminate this Lease on ninety (90) days' prior written notice without cause, and this Lease shall be deemed to have expired on the termination date set forth in the termination notice (the "**Termination Date**"), provided, however, that such Termination Date shall be at least ninety (90) days after the date of the termination notice. The Termination Date may be any day during a month and any rule of law which would require the Termination Date to be the final day of any month is hereby specifically waived. On the Termination Date, Tenant shall quit and surrender the Premises under Section 22 of this Lease. Tenant shall be liable for all Rent and other charges coming due and owing under this Lease through the Termination Date. All other terms and conditions set forth in this Lease regarding Tenant's obligations upon the expiration or sooner termination of this Lease shall apply in the event Landlord exercises the foregoing termination right.

5. USE AND OPERATION.

(a) Except as expressly provided in this Section 5(a), the Premises shall be used and occupied by Tenant (and its permitted assignees and subtenants) solely and continuously for the purpose of operating a first-class business of the type described by the Permitted Use in the Basic Lease Information, and for no other purpose. Tenant has provided or will provide to Landlord, for Landlord's approval, Tenant's business plan, Tenant's lease concept plan and Tenant's test fit for the Premises. Without limiting the foregoing, (i) Landlord shall have the right to approve Tenant's operating hours and all products sold from the Premises (general product categories), including the right to cause Tenant to discontinue the sale of any specific product that Landlord, in its reasonable but sole judgment, believes to be inconsistent with the first-class image of the Project or that conflicts with the exclusivity provisions of any other lease at the Project in effect on the date of this Lease, (ii) the Premises shall not be used for any purpose which would tend to lower the first-class character of the Project or otherwise interfere with standard Project operations, (iii) Tenant shall not engage in any activity which is illegal or not in keeping with the standards of the Project, (iv) Tenant shall at all times keep the Premises clean and neat and shall be represented by courteous

and neatly attired employees, and (v) Tenant shall keep all lighted signs in proper operating condition and shall use no signage or displays without Landlord's prior written approval, which approval shall not be unreasonably withheld if, in Landlord's sole but reasonable judgment, such signage or display complies with Section 19, is presented in a manner consistent with standards of the Project and complies with the sign plan for the Project approved by Fairfax County, Virginia and all other applicable Legal Requirements (as defined in Section 15). Tenant shall be solely responsible for obtaining and maintaining all governmental licenses, permits and operating certificates necessary for Tenant's use of the Premises, including any alcoholic beverages license or permit required in the performance of Tenant's operations at the Premises, and Tenant shall keep current such permit or license at Tenant's sole expense, and shall promptly deliver a copy thereof to Landlord. Tenant shall operate at all times under the Trade Name set forth in the Basic Lease Information. Substantive changes relating to concept, Trade Name, price point, management, operations, or other materials matters described in Tenant's business plan, lease concept plan, and test fit will require Landlord's prior written consent.

(b) Tenant shall open for business with the type of business described in Section 5(a) on the Rent Commencement Date, fully furnished, fixtured, stocked and staffed and shall operate the entire Premises continuously and uninterruptedly thereafter during the Term. At all times during the Term, Tenant shall utilize and operate its business in the Premises (or cause such utilization and operation) prudently and in a manner consistent with sound business practice. Tenant's operating obligation shall include the obligation (i) to maintain a staff of trained personnel sufficient to operate its business in a first-class manner, (ii) to maintain (including repair and replacement, as necessary) the systems, finishes, decor and fixtures in first-class condition, (iii) to refrain from any act, conduct or practice which would result in a legal prohibition against continued use of the Premises or any part thereof for the permitted use provided herein, (iv) to operate Tenant's trade or business at the Premises on a fully-staffed basis during the hours set forth in the Basic Lease Information as Tenant's Operating Hours (it being acknowledged by all parties that Tenant's staffing may vary during the day and from day-to-day based on Tenant's anticipated labor needs for such day and time), and (v) to conduct its business in a manner that is dignified, efficient and in conformance with the highest standards of practice among stores of like nature in similar first-class projects in Northern Virginia. Landlord acknowledges that Tenant's current operating standards located at 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190 (the "**Operating Standard**") and as more particularly described in the lease concept plan and test fit approved by Landlord, is sufficient to satisfy the requirements of this Section 5(b).

(c) Tenant acknowledges and agrees it is solely responsible for determining its business complies with the applicable zoning regulations, and that Landlord makes no representation (explicit or implied) concerning such zoning regulations. If Landlord makes any alteration to any part of the Building or Project as a result of any damage or alteration to the Premises caused or made by or on behalf of Tenant or in order to comply with any requirement of any Legal Requirements and such requirement is a result of Tenant's particular business or use of the Premises, then Tenant shall reimburse Landlord upon demand for the cost thereof.

(d) Intentionally omitted.

(e) Because of the location of the Premises in the Project and the critical importance of maintaining the Premises in a first-class condition so as not to detract from the appearance and condition of the Project, initially and throughout the Term, Landlord shall have the right to approve (i) any material modifications or additions to the Interior Concept Plan (as defined in Exhibit C) after initial approval by Landlord, (ii) all plans and specifications for all Improvements and Alterations (each as defined in Section 14(a)) in the Premises, and (iii) all of Tenant's furniture, fixtures, equipment, millwork, wall finishes, floor covering, ceiling, lighting, interior and exterior signage and graphics (per Section 19) and artwork to be placed on or in the Premises. Once approved, Tenant agrees not to allow the Improvements or Tenant's furniture, fixtures, equipment, millwork, wall finishes, floor covering, ceiling, lighting, interior and exterior signage and graphics, or artwork in the Premises to deteriorate below the standard approved by Landlord and to keep the same in a first-class condition (including making appropriate repairs and replacements). Tenant shall keep the portion of the Premises visible from the exterior of the Building in a neat and clean condition and shall maintain and repair the interior of the Premises in a manner consistent with the first class nature of the Project. The furniture, fixtures, equipment, millwork, wall finishes, floor covering, ceiling and lighting initially installed in the Premises may be replaced or modified by Tenant during the Term; provided, however, that such modifications or replacements are approved by Landlord as provided in this Lease and are of a quality and

design consistent with the original items, and further provided that such modifications or replacements are consistent with Project standards and applicable Legal Requirements, and further provided that the execution of such modifications or replacements will not interfere with the operations or activities of any other tenant at the Project. If Tenant does not remove any non-approved or non-conforming furniture, fixtures, equipment, millwork, wall finishes, floor covering, ceiling or lighting within ten (10) days following written demand therefor by Landlord to Tenant, in addition to its other remedies provided for in this Lease or otherwise under law, Landlord shall have the right to remove the same, and Tenant shall repay Landlord's actual cost for such removal or for repairing any damage caused by the same or caused by its removal, together with Landlord's Fee (hereinafter defined), within ten (10) days of receipt of a bill therefor.

(f) Without limiting the foregoing or any other provisions of this Lease, Tenant shall observe and conform to (i) the rules and regulations attached hereto as Exhibit J (as the same may be modified from time to time by Landlord) (the "**Rules and Regulations**"), and (ii) the restrictions set forth on Exhibit D attached hereto and made a part hereof for all purposes ("**Prohibited Uses**"). In the event of a conflict between the provisions of the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire, or permit anything to be done which would in any way increase the rate of all-risk property insurance coverage on the Project and/or its contents.

(g) Tenant shall cause its employees, customers and invitees to comply with all Legal Requirements and Rules and Regulations in respect to smoking applicable to the Project. In furtherance, and not limitation, of the foregoing, Tenant shall (i) not permit smoking within fifteen feet (15') of any entrance to the Premises or Building, (ii) use a particulate cleaner reasonably approved by Landlord in any designated smoking areas, (iii) maintain negative air pressure in the Premises relative to the remainder of the interior portions of the Building, (iv) keep other portions of the Building free of smoke odors emanating from the Premises, and (v) prohibit Tenant's employees from smoking throughout the balance of the Retail Center and the garages serving the Project. Landlord, from time to time upon written notice to Tenant, may reasonably modify its policy with regard to smoking, and Tenant agrees to comply with any modifications thereto.

(h) Tenant shall conduct its business and control its agents, employees, contractors, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant (or the customers or invitees of other tenants or residents) or Landlord in its operation of the Building or Project. Without limiting the foregoing, Tenant shall use all efforts necessary to minimize noises, odors, gases or vapors in the Premises and to preclude any noises, odors, gases or vapors being emitted therefrom. Tenant shall provide adequate ventilation, and any odors must be properly exhausted and dispersed in a manner acceptable to Landlord. Tenant shall keep customers from overflowing into public areas of the Building Common Areas, Retail Center or Project or onto adjacent sidewalks if such overflow violates the provisions of the first sentence of this Section 5(h). Should such overflowing occur, Tenant shall cooperate with Landlord to correct or minimize said overflow in a manner acceptable to Landlord.

(i) Intentionally omitted.

(j) The parties covenant and agree that because of the difficulty or impossibility of determining Landlord's damages by way of loss of the anticipated percentage rent or other lessees or occupants in or adjoining the Retail Center, loss of potential lessees at the Project, or by way of loss of value in the property because of diminished salability or mortgageability or adverse publicity or appearance by Tenant's actions, should Tenant (a) fail to take possession and open for business in the Premises fully fixtured, stocked and staffed on the date herein fixed for the Rent Commencement Date; (b) vacate, abandon, or desert the Premises; (c) cease operating Tenant's business in the Premises (except where the Premises is rendered untenantable by reason of fire, casualty, or condemnation), or (d) fail or refuse to maintain business hours, days or nights or any part thereof as provided in Section 5, then and in any of such events (referred to as "failure to do business"), Landlord shall have the right, at its option, in addition to all remedies available to Landlord under this Lease, (i) to collect not only the Base Rent and Additional Rent herein reserved, but also Additional Rent equal to one-half (1/2) of the Base Rent reserved for the period of the Tenant's failure to do business, computed at a daily rate for each and every day during such period,

and such Additional Rent shall be deemed liquidated damages payable by Tenant to Landlord, and Landlord shall not be required to prove actual damages, and/or (ii) to treat such failure to do business as an automatic Event of Default without necessity of notice or cure period. Said liquidated damages shall be payable monthly, concurrently with monthly installments of Base Rent. The terms "vacate", "abandon", or "desert" shall not be defeated because Tenant may have left all or any part of its trade fixtures or other personal property in the Premises. Nothing herein shall be construed as a limitation upon Tenant's obligation to continuously conduct business in the manner required by this Lease or upon Landlord's remedies under any other provision of this Lease.

6. RENT.

(a) Commencing on the Rent Commencement Date, Tenant hereby agrees to pay the Base Rent for the lease and use of the Premises, in the amount and at the address as set forth in the Basic Lease Information. Notwithstanding the foregoing, Tenant shall pay the first installment of Monthly Base Rent, the monthly amount of Tenant's Share of Operating Cost and the monthly amount of Tenant's Share of Taxes upon the execution of this Lease. Each successive twelve (12) month period during the Term following the Rent Commencement Date is a "**Lease Year,**" provided, however, that, if the Rent Commencement Date is not the first day of a calendar month, then the first Lease Year shall be extended to end on the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs.

(b) Tenant shall also pay, as "**Additional Rent**" (i) Tenant's Share of Operating Cost (as defined herein), (ii) Tenant's Share of Taxes (as defined herein), (iii) intentionally omitted and (iv) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies for default in the payment of any Additional Rent as are available to Landlord in the case of default in the payment of Base Rent. The term "**Rent**" shall mean Base Rent and Additional Rent. Tenant shall pay all Rent and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided.

(c) Commencing on the Rent Commencement Date, Base Rent, the estimated amount of Tenant's Share of Operating Cost (as set forth in Section 7(a) hereof), and the estimated amount of Tenant's Share of Taxes (as set forth in Section 7(d) hereof) shall be due and payable in twelve (12) equal installments in advance on the first day of each calendar month during each Lease Year during the Term, including any extensions or renewals thereof. Tenant shall pay Rent to Landlord at Landlord's Rent Payment Address set forth in the Basic Lease Information (or at such other address as may be designated by Landlord by written notice to Tenant hereafter) without demand and without any deduction, abatement, counterclaim or setoff. If the Rent Commencement Date occurs on, or if this Lease ends on, any day other than the first (in the case of the Rent Commencement Date) or last (in the case of Lease termination) day of a month, then the Base Rent and other Additional Rent provided for herein for such month shall be prorated on a daily basis based upon a thirty (30)-day month and the installment or installments so prorated shall be paid in advance.

(d) If this Lease does not specifically provide the date by which any sum of money is due and payable, the same shall be due and payable five (5) days after Landlord's invoice or written demand therefor. In the event any sum of money due from Tenant hereunder is not paid within five (5) days after it is due, then Tenant also shall pay to Landlord a late payment fee equal to the greater of (x) $250.00 or (y) five percent (5%) of such delinquent payment or any component thereof, for each and every month or part thereof that such payment or any component thereof remains unpaid. In addition, all past due amounts of Rent shall bear interest from the date due until paid at the lesser of the following rates (the "**Interest Rate**"): the maximum rate permitted by applicable law or four percent (4%) above the prime commercial lending rate announced by Bank of America or its successor (or if there is no successor, then the highest prime commercial lending rate published by The Wall Street Journal from time to time), such interest rate to change automatically, effective as of the date of each change in such prime rate. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated will be deemed to be other than on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity. Tenant's obligation to pay the Rent due under this Lease for the Term shall survive the expiration or termination of this Lease.

7. OPERATING COST AND TAXES.

(a) The estimated Operating Cost for any particular calendar year shall be the Operating Cost for such calendar year as estimated by Landlord prior to commencement of such calendar year (and prior to the Rent Commencement Date with respect to the first calendar year of the Term). Landlord may revise the estimated Operating Cost from time to time during the calendar year, and, upon receipt of the revised estimated Operating Cost statement, Tenant shall pay the revised estimated amount of Tenant's Share of Operating Cost. "**Tenant's Share of Operating Cost**" shall mean, for any year, (i) that percentage found by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Retail Center (which shall be initially as set forth in the Basic Lease Information) multiplied by (ii) the Operating Cost for such year.

(b) The term "**Operating Cost**" means all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance, repair and operation of all or any portion of the Retail Center, including the following:

(i) Wages, salaries and related expenses of all on-site and, to the extent of their involvement, off-site personnel engaged in the operation and maintenance and security of the Retail Center (including the Building and other buildings containing the Retail Center), and all costs and expenses of operating a property management office benefitting the Retail Center, including but not limited a reasonable market rent and to all costs associated with the telephone system, copiers, computers and other office furniture and equipment;

(ii) Cost of all supplies, tools, portable equipment, labor, and materials purchased and used in the operation, maintenance, repair, replacement or life safety of the Retail Center, including any service and maintenance contracts;

(iii) Costs of accounting and other professional services in connection with the Retail Center, including the costs of audits by certified public accountants;

(iv) Costs of water, electricity, and other utilities serving the Retail Common Areas and Building Common Areas;

(v) Premiums and other costs of all insurance maintained by or for the benefit of Landlord on or with respect to the Retail Center and Landlord's and the property management company's personal property used in connection therewith, including all-risk property insurance, liability insurance, rental abatement insurance, and other types of insurance determined by Landlord or any mortgagee to be necessary ("**Insurance Costs**");

(vi) The Retail Center's share of shared expenses and assessments under the Project Documents, Condominium Documents (if any), and other Project-wide agreements, including any expenses for services set forth elsewhere in this Lease to the extent provided by the Association or similar entity;

(vii) Management fees;

(viii) The cost of trash removal, snow removal, landscaping and other operations at the Retail Center;

(ix) The portion of Project Costs allocated to the Retail Center; provided, that "**Project Costs**" shall mean (i) any costs, expenses or disbursements relating to the owning, operating, managing, repairing, insuring, replacing, maintaining, or cleaning of the Project Common Areas and (ii) any payments made by Landlord or assessed or billed to Landlord or the Building or Land pursuant to the Project Documents or any Condominium Documents;

(x) Costs and expenses incurred by Landlord in repairing, insuring, replacing, operating, and maintaining the buildings that contain all or any portion of the Retail Center (including the Building), to the extent such costs and expenses are allocated to the Retail Center;

(xi) Costs associated with Retail Center signage and marketing and promotional activities relative to the Retail Center; and

(xii) All other expenses of any nature arising from the ownership and operation of the Retail Center (or any portion thereof).

Without limiting the foregoing, Landlord shall be entitled to incur costs or purchase services comprising Operating Cost and relating to the Building, the Retail Center, and one or more buildings in the Project under a single contract or otherwise together, and Landlord shall (or shall cause the Association to) allocate such costs, expenses or disbursements to the Retail Center on a reasonable basis. Operating Cost which are incurred on a building-by-building basis rather than for the entire Retail Center (e.g., Insurance Costs for all-risk property insurance or costs assessed through the Project Documents to a particular building or lot) shall be aggregated among Retail Center buildings, but prior to such aggregation, Landlord shall allocate such Operating Cost among the retail and non-retail portions of the building on a reasonable basis (such as, by way of example and not limitation, based upon the Net Rentable Area of the Building).

(c) Notwithstanding the foregoing provisions of Section 7(b), Operating Cost shall not include any costs and expenses related to the following:

(i) financing charges and payments of principal and interest on debt or amortization payments on any mortgage and rent or any other payments in the nature of ground base rent under any ground lease or other underlying lease, and except to the extent a portion of such rent payments represents the payment of taxes, utilities, insurance or other "net" elements under any such mortgages, ground lease or underlying lease (or payments in lieu thereof);

(ii) deductions for income tax purposes on account of depreciation, and amortization;

(iii) leasing commissions, brokerage fees and advertising expenses incurred in connection with procuring tenants for the Retail Center;

(iv) costs of preparing space in the Retail Center for occupancy by tenants;

(v) services performed by Landlord specifically for other tenants in the Retail Center to the extent such work or services are in excess of Retail Center standard services;

(vi) electricity and other utilities and services provided to tenants of the Retail Center by Landlord for which Landlord receives direct reimbursement by such tenant(s); and

(vii) salaries, wages or other compensation paid to officers, directors and executive employees above the level of senior property manager, except that such expenses may be paid out of the management fee;

(d) The estimated Taxes for each year shall be the Taxes for such year as estimated by Landlord prior to commencement of such year (and prior to the Rent Commencement Date with respect to the first year of the Term). Landlord may revise the estimated Taxes from time to time during the year, and, upon receipt of the revised estimated Taxes statement, Tenant shall pay the revised estimated amount of Tenant's Share of Taxes. "**Tenant's Share of Taxes**" shall mean, for any year, (i) that percentage found by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Building, multiplied by (ii) the Taxes for such year. "**Taxes**" shall mean all taxes, assessments, sewer and vault rents, service payments in lieu of taxes, excises, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority, quasi-public authority, development authority or taxing district upon the Building or Land, including the Building's share of Taxes upon the operation of the Retail Center, Landlord's or its affiliates' interest in the Common Areas, or the Rent provided for in this Lease, including any business, professional, and occupational license fees based on rents or gross receipts (e.g., the "BPOL Tax" administered by Fairfax County), the Transportation Tax (Va. Code §58.1-3221.B), and including any costs and fees incurred by Landlord in any tax contest, appeal or negotiation. Taxes shall not include Landlord's franchise,

estate, profit, use, occupancy, gross receipts, capital gains, capital stock, revenue, excise, inheritance, gift, transfer and income taxes; provided, however, that if at any time during the Term there shall be assessed or imposed as a substitute for, or in lieu of, taxes, assessments, levies, impositions or charges in effect as of the date of this Lease, any taxes, assessments, levies, impositions or charges assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Building or the rents reserved herein or any part thereof, then such assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Building, shall be added to and deemed to be included in Taxes. Taxes shall not include late charges, interest or penalties incurred as a result of Landlord's negligently failing to pay any taxes or assessments as the same shall become due unless such late charges, penalties or interest are due to Tenant's failure to timely pay any amounts due under this Lease. To the extent that the Building is not separately assessed for real estate tax purposes, but is assessed as part of a larger parcel or consists of multiple parcels, Landlord shall make a reasonable allocation as to the amount of taxes, assessments, levies or similar charges that should be allocated to the Building for purposes of determining Taxes hereunder.

(e) Tenant will be responsible for and will pay all ad valorem taxes on Tenant's Personal Property. As used in this Lease, the term "**Personal Property**" means (A) tangible personal property, including, furniture, furnishings, trade fixtures, inventory, supplies and business equipment of a tenant or occupant for the conduct of its business (collectively, the "**FF&E**"), and (B) documents, files, papers, computer or other information storage media or materials, any books and records, library materials, or any computer programs or software.

8. RECONCILIATION OF OPERATING COST AND TAXES.

(a) In the event that the actual Operating Cost for any calendar year during the Term exceeds the Estimated Operating Cost for such calendar year, Tenant shall pay to Landlord, as Additional Rent for such year, an amount equal to the difference between the actual and estimated amounts for Tenant's Share of Operating Cost for that year (the "**Operating Cost Underpayment**"). In the event that the actual Taxes for any year during the Term exceeds the estimated amount of Taxes for such year, Tenant shall pay to Landlord, as Additional Rent for such year, an amount equal to the difference between the actual and estimated amounts for Tenant's Share of Taxes for that year (the "**Taxes Underpayment**").

(b) In the event that the actual Tenant's Share of Operating Cost for any calendar year during the Term is less than the estimated Tenant's Share of Operating Cost for such calendar year, Landlord shall credit to Tenant against future amounts due under this Lease an amount equal to the difference between the actual and the amounts paid by Tenant as estimated amounts of Tenant's Share of Operating Cost for that year (the "**Operating Cost Overpayment**"). In the event that the actual Tenant's Share of Taxes for any year during the Term is less than the estimated Tenant's Share of Taxes for such year, Landlord shall credit to Tenant against future amounts due under this Lease an amount equal to the difference between the actual and the amounts paid by Tenant as estimated amounts of Tenant's Share of Taxes for that year (the "**Taxes Overpayment**"). If no amounts then remain due to Landlord under this Lease, Landlord will refund such overpayments to Tenant.

(c) If the Rent Commencement Date shall occur on other than the first day of a calendar year or if this Lease shall terminate on other than the last day of a calendar year, Tenant's liability for estimated amounts of Tenant's Share of Operating Cost and Tenant's Share of Taxes for such year, as well as Tenant's or Landlord's liability under Section 8(a) or 8(b), shall be computed on a pro-rata basis.

(d) Landlord shall, within one hundred twenty (120) days after the end of any calendar year, all or any portion of which falls during the Term, deliver to Tenant a statement of the actual Operating Cost and actual Taxes for such calendar year (the "**Annual Statement**"). If Section 8(a) is applicable, Tenant shall pay the Operating Cost Underpayment or Real Estate Tax Underpayment to Landlord within thirty (30) days of receipt of an invoice therefor, accompanied by a copy of the Annual Statement. If Section 8(b) is applicable, Landlord shall credit or refund the Operating Cost Overpayment and Taxes Overpayment to Tenant within thirty (30) days of sending the Annual Statement to Tenant. If Tenant objects to any item of expense contained in such Annual Statement, Tenant may, after paying the Operating Cost Underpayment and Taxes Underpayment (in each case, if applicable), notify Landlord in writing of its reasonable good faith objections. Tenant acknowledges that Landlord may not control

the Association or the costs and expenses incurred pursuant to the Project Documents, and Landlord may not have the ability to control costs and assessment incurred or imposed by the Association or in connection with the Project Documents. Landlord shall review such objections and furnish to Tenant reasonable documentation from Landlord's books and records of the specific items of expense to which Tenant has objected in writing. Tenant's right to object to any item contained in any such statement shall expire on June 30th of the calendar year in which the Annual Statement was delivered to Tenant; provided, however, that for each day beyond such one hundred twenty (120) day period that the Annual Statement is delivered, Tenant shall have an additional day beyond such June 30th date to object to the Annual Statement. Notwithstanding anything herein to the contrary, if Tenant does not notify Landlord in writing of any objection to any Annual Statement by such date, Tenant shall be deemed to have waived any such objection. Landlord and Tenant shall negotiate in good faith to resolve bona fide disputes in connection with any such objection.

(e) In any year that the Retail Center is not fully leased, Landlord may adjust Operating Cost to the level that Landlord reasonably believes would have been incurred if the Retail Center had been fully leased. In addition, if for any period during the Term any part of the Retail Center is leased to a tenant who, in accordance with the terms of its lease, provides its own services otherwise included in Operating Cost, then Operating Cost for such period shall be increased by the additional costs for the applicable expenses that Landlord reasonably estimates would have been incurred by Landlord if Landlord had furnished and paid for such services for the space occupied by such tenant.

9. INTENTIONALLY OMITTED.

10. UTILITIES AND SERVICES.

(a) So long as no Event of Default exists, Landlord will, or will use commercially reasonable efforts to cause the Association to, furnish the following services to Tenant during Tenant's occupancy of the Premises, in the manner required by the Project Documents and commensurate with other similar mixed-use projects in Northern Virginia, as part of Operating Cost: (1) maintenance, repair, cleaning, painting, electric lighting (during Tenant's Operating Hours after sunset) and re-lamping for all Building Common Area and Retail Common Areas; (2) maintenance, repair, and replacement of the structural elements of the Building and Retail Center (including the buildings that contain the Retail Center); (3) maintenance and repair of the Retail Parking Facilities; (4) access during Tenant's normal business hours to a loading bay or loading zone for use by all tenants of the Building; provided, however, that Tenant will use only those loading bays and zones designated by Landlord. Tenant shall use only the designated loading bays and zones for deliveries; no deliveries shall be made through the storefronts of the Retail Center. Tenant's use of the designated loading bays and zones must be in compliance with all applicable Legal Requirements, including permitted hours of use; and (5) regular collection of refuse from designated locations in or adjacent to the Building.

(b) In the event Tenant requests any of the services referred to in Section 10(a) in amounts in excess of or at times in addition to, those described in Section 10(a), or any other additional services, Tenant shall pay Landlord Landlord's actual cost for such services, together with Landlord's Fee (measured against the cost of the service provided) within ten (10) days of receipt of a bill therefor.

(c) Failure by Landlord to any extent to furnish any services to Tenant, the Premises and the Project, or any cessation thereof, shall not render Landlord liable in any respect for damages to person, property or otherwise, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any of the equipment or machinery utilized in supplying the services listed in Section 10(a) break down, or for any cause cease to function properly, Landlord shall, however, use reasonable diligence to repair or cause the Association to repair, the same promptly.

(d) Landlord's only obligations with respect to the furnishing of utilities to or for the benefit of the Premises are set forth in Section 10 hereto. Tenant shall be responsible for, and shall pay prior to delinquency all charges for electricity, light, heat, power, telephone and other utilities and services used, rendered or supplied upon or in connection with the Premises. All utilities, including electricity, shall be separately metered and provided

directly by the utility company under Tenant's name and with separate controls (for access, level and other operations) controlled solely by Tenant. Notwithstanding the foregoing, water shall, at Landlord's sole option, be submetered, and Tenant shall pay to Landlord, as Additional Rent hereunder, the actual water charges invoiced to Landlord by the utility service provider attributable to the water used by Tenant as shown by the submeter readings within ten (10) days following receipt by Tenant of a statement therefor. In any event, the cost of separate metering or submetering shall be at Tenant's sole expense or shall be paid by Tenant to Landlord if performed by Landlord's contractor

11. DAMAGE AND REPAIRS

(a) Subject to Tenant's repair and maintenance obligations set forth in this Lease, Landlord shall be required to make only such improvements or repairs or replacements as may be required to repair any latent defects to the structural elements of the Building or for normal maintenance (in accordance with the standards set forth in Section 10) of the Building, Retail Common Areas therein, and Land; provided, however, that (i) any damage thereto caused by any act of negligence of Tenant, its employees, agents, invitees, licensees or contractors, or (ii) any structural changes necessary, in whole or in part, as a result of any alterations made by Tenant or as a result of any use made of the Premises by Tenant, shall be made at Tenant's expense. Landlord shall use commercially reasonable efforts to cause the Association to make repairs to the Common Areas maintained by the Association. This Section 11 shall not create any obligation of Landlord to repair any damage by fire or other casualty, and Landlord shall be obligated to make only the repairs specified in this Section 11(a).

(b) Subject to the provisions of Section 31, at Tenant's own cost and expense, Tenant shall repair or replace any damage or injury done to the Building or Project caused by Tenant or Tenant's agents, contractors, employees, invitees or visitors; provided, however, that Landlord may, at its option, make such repairs or replacements, and Tenant shall repay Landlord's actual cost thereof plus Landlord's Fee within ten (10) days following Tenant's receipt of written demand therefor. Notwithstanding the foregoing, any damage or injury to the Building or its systems and any damage or injury to Tenant's leasehold improvements which affects the Building's structural components or major mechanical, electrical or plumbing systems, caused by Tenant or its agents, contractors, employees, invitees or visitors shall be repaired or replaced by Landlord, but at Tenant's expense plus Landlord's Fee.

12. CARE AND MAINTENANCE OF THE PREMISES.

(a) Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises or the Building, and at the termination of this Lease, by lapse of time or otherwise, to deliver up the Premises to Landlord broom clean and in as good condition as such Premises existed at the date of initial occupancy of the Premises, ordinary wear and tear and damage by casualty excepted.

(b) Tenant shall keep the Premises, the Improvements (hereinafter defined) made thereto, and the fixtures and equipment located therein (including repair or replacement as necessary or appropriate) in good repair and in a clean, safe, sanitary and otherwise first-class condition and in compliance with all applicable Legal Requirements, all at Tenant's sole cost and expense. The foregoing obligation shall include every part of the Premises not required by Section 11(a) or otherwise elected by Landlord to be maintained by Landlord, including the storefront and exterior and interior portions of all doors, windows, plate glass and showcases, all HVAC systems exclusively serving the Premises, and plumbing and sewage facilities serving the Premises from the point of connection of Landlord's central facilities (including assuring the free flow of Tenant's sanitary sewer line to the main line serving the Premises and cleaning and servicing all grease traps and the like pursuant to a third-party maintenance agreement delivered in advance to and approved by Landlord in its reasonable discretion), fixtures and interior walls, floors, ceilings, signs (including permitted exterior signs), and all wiring, electrical, ventilation, exhaust hoods, air conditioning and sprinkler systems, interior appliances and similar equipment. Landlord may elect to maintain any of the foregoing in lieu of Tenant's obligation to do so (including exterior cleaning of plate glass), in which event Landlord shall notify Tenant thereof in writing, and the costs of such maintenance shall be included in Operating Cost. Prior to Tenant making any such repairs which affect or may affect the Building's mechanical, electrical, plumbing, life safety, fire alarm, heating, ventilation and air conditioning systems outside

the Premises, Tenant shall give notice to Landlord of the nature and extent of such repairs and, if Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company reasonably selected by Landlord to perform such repairs and Tenant shall pay Landlord's actual cost of providing such repair services (to the extent that such actual cost does not exceed the then-current market rate for such services being charged by qualified third party maintenance companies) as Additional Rent hereunder within ten (10) days after receipt of an invoice therefor. Tenant shall provide and pay for its own maintenance services, supplies and janitorial service, which janitorial service shall be provided for each day Tenant is open for business. Tenant, at its own expense, shall keep in effect during the Term a maintenance contract on the HVAC equipment exclusively servicing the Premises with a licensed contractor, and shall provide copies of the contract and all renewals to Landlord annually. Any company hired by Tenant to perform any of the services described in this Section 12(b) and their employees shall be subject to the reasonable approval of Landlord and shall at all times operate and conform to the standards set forth in this Lease. Upon Landlord's request, Tenant shall require the service company to replace any employees not performing in a manner consistent with the standards and requirements set forth in this Lease as reasonably interpreted by Landlord. A list of Landlord's approved service providers will be provided upon request; provided, however, that Landlord may add or delete service providers from the approved list from time to time and Tenant shall consult with the property manager for the Retail Center prior to engaging any service provider contained on such list.

(c) Tenant shall provide plumbing and lavatory facilities within the Premises adequate to service the needs of its customers and employees and to meet all applicable Legal Requirements. Tenant shall not permit its employees to take breaks in any of the common or public areas of the Building or any Retail Common Areas, including service corridors, hallways, loading bays and zones, and other areas of the Retail Center outside the Premises.

(d) Tenant shall use garbage bags with a thickness of 1.2 mil or greater segregating in separate containers all dry refuse and all wet garbage and store all such materials at all times within the Premises until removed from the Premises by Tenant as set forth in this Lease. All wet garbage from the Premises shall be triple-bagged. No emanation of odors into the balance of the Premises or the Building will be permitted at any time. All boxes must be broken down for flat disposal. Refuse shall be accumulated in one storage area in the Premises until removed from the Premises. All refuse shall be removed from the Premises by Tenant and at the expense of Tenant on a daily basis and deposited in the trash room, trash compactor or dumpster designated by Landlord, during the hours designated by Landlord, via the route designated by Landlord, which may be varied or adjusted by Landlord from time-to-time. The initial route is shown on Exhibit I (the "**Trash Removal/Delivery Route**") and shall be subject to the Rules and Regulations. Tenant shall, at its expense, maintain the Trash Removal/Delivery Route in a clean and safe condition. Tenant shall not store trash or refuse in, or permit trash, rubbish, cartons, merchandise or other goods intended for use in the Premises to accumulate in, the Trash Removal/Delivery Route, service corridors, hallways, loading bays and loading zones, Building, Common Areas or other areas outside of the Premises, nor shall Tenant dispose of any trash in any Common Area trash receptacles other than the trash room, trash compactor or dumpster provided for that purpose. All recycling shall be placed in the areas designated by Landlord. Landlord may remove and dispose of items left outside the Premises and Tenant shall reimburse Landlord for the actual cost of such removal and disposal. Landlord shall not be responsible or liable to Tenant as a result of any such removal or disposal.

(e) Tenant shall treat the Premises and its exterior perimeter as often as necessary to keep the Premises free and clear of all pests, including rodents and insects and other vermin.

(f) Subject to any restrictions imposed by Legal Requirements, Tenant will be permitted to receive deliveries of merchandise and supplies at the designated loading bays and loadings zones for the Building between the hours of 8:00 a.m. to 6:00 p.m. via the Trash Removal/Delivery Route; provided, however, that Landlord will have no liability to Tenant for Tenant's inability to gain access to or to use the loading bays/zones or the Trash Removal/Delivery Route for any reason, including the use of such facilities by any other tenant or occupant of the Building. Landlord shall have no obligation to provide queuing, parking and off-loading facilities for Tenant's delivery vehicles at any location other than the loading bay or loading zones for the Building. Tenant's delivery vehicles shall not block the entrance to any Project parking garage or facility, nor shall Tenant's delivery vehicles queue or wait on the site or on the public streets adjacent to the Project.

(g) Tenant shall keep the Premises in a clean and orderly state of repair and, if Landlord reasonably requests that Tenant clean the Premises or change any part of Tenant's general operation or appearance as it relates to cleanliness and orderliness, Tenant shall comply with the request within five (5) days after receipt of such request.

(h) Tenant shall keep any display windows, including window or shadow boxes, in the Premises dressed and illuminated, and permitted signs and exterior lights well lighted during Tenant's Operating Hours set forth in the Basic Lease Information and Section 5, all of which display windows, signs and exterior lights are subject to Landlord's prior written approval.

(i) In the event Tenant fails to complete any of its obligations described in this Section 12 within five (5) days after written request therefor from Landlord (which prior written request shall not be required in the event any such condition creates an unsafe situation or hazard or in the event of an emergency, it being agreed that the failure of Tenant to have dry refuse or wet garbage removed in accordance with Section 12(d) shall be deemed an emergency), Landlord shall have the right to provide such services and Tenant will pay to Landlord any actual charge or cost incurred by Landlord in connection therewith together with Landlord's Fee (measured against the cost of the service provided) within ten (10) days following Tenant's receipt of written demand therefor. Failure of Tenant to comply with any one or more of the foregoing provisions shall be deemed to be a default under this Lease invoking all of the provisions hereof with respect to default.

(j) With Landlord's consent and at Tenant's option, Tenant may contract by separate written agreement with Landlord to have Landlord provide one or more of the foregoing services required to be obtained by Tenant as set forth above, including the extermination for the Premises and/or the maintenance of Tenant's exterior storefront metal and glass. The cost for each service shall be Landlord's actual out-of-pocket cost to provide such service, including Landlord's Fee (measured against the cost of the service provided), pro-rated for Tenant's estimated usage, if applicable, as reasonably determined by Landlord.

13. ASSIGNMENT AND SUBLETTING.

(a) Neither this Lease nor the interest of Tenant in this Lease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises or any part thereof be sublet or subject to any license or concession (each of the foregoing, a "**Transfer**") without the prior written consent of Landlord. The sale or transfer of stock or membership or partnership interest constituting a controlling interest in Tenant shall be considered for the purpose of this Lease to be a Transfer, and likewise shall require Landlord's prior written consent. Except as specifically set forth herein, for the purposes of this Lease, the entering into of any management agreement or any similar agreement which transfers control of the business operations of Tenant in the Premises shall be treated as a Transfer of this Lease and shall require Landlord's prior written consent. Any attempted Transfer made without Landlord's prior written consent shall be void and confer no rights upon any third party. Landlord's consent to the matters set forth in this subsection 13(a) may be granted or withheld in Landlord's sole and absolute discretion. Any proposed Transfer shall be subject to and conditioned upon the written consent of Landlord's mortgagee if such required by the terms of any mortgage or by a collateral document securing the same obligations as are secured by such mortgage.

(b) No permitted assignment made shall be effective until there are delivered to Landlord an agreement, executed by Tenant and the proposed assignee, wherein such assignee assumes due performance of the obligations of Tenant's part to be performed under this Lease to the end of the term hereof.

(c) Any permitted Transfer hereunder shall be subject and subordinate to the full terms and conditions of this Lease. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Nothing in this Section 13, however, shall result in any obligation of Landlord to any subtenant of Tenant. Collection or acceptance of Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to

relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting. Regardless of either the assumption by any assignee or sublessee of due performance or Landlord's acceptance of rent or other charges from such assignee or sublessee, Tenant shall not be released by any assignment or sublease but shall continue to be fully responsible for the due performance of Tenant's obligations hereunder in the same manner and to the same extent as if no such assignment or sublease had been made.

(d) Any consent by Landlord to a Transfer shall apply only to the specific transaction thereby authorized and shall not relieve Tenant (or any subtenant or assignee) from the requirement of obtaining prior written consent of Landlord to any further Transfer. In addition to Landlord's other rights and remedies with respect to proposed Transfer, Landlord may also, at Landlord's option by notifying Tenant, terminate this Lease with respect to any portion of the Premises that would be affected by such Transfer. When the consent of Landlord is required hereunder to any proposed Transfer, contemporaneously with the request of Tenant therefor, Tenant shall submit in writing information reasonably sufficient to enable Landlord to make a decision with respect thereto, including information regarding the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord's election to consent, withhold consent or terminate within 30 days after receiving Tenant's written request for consent to the Transfer, which termination shall be effective not later than nine (9) months after Landlord's notice.

(e) With respect to any of the consents requested by Tenant, regardless of whether Landlord has consented thereto, Tenant shall pay to Landlord all reasonable counsel fees and disbursements and all other expenses incurred by Landlord in connection therewith.

(f) If the aggregate rental, bonus or other consideration paid by the sublessee of any such space or the assignee of this Lease exceeds the sum of (A) Tenant's Rent to be paid to Landlord for such space during such period and (B) the out-of-pocket costs and expenses actually incurred by Tenant under or in connection with such sublease or assignment (including costs and expenses of finishing out or renovation of the space involved, cash rental concessions and rental commissions actually paid), then fifty percent (50%) of such excess shall be paid to Landlord within fifteen (15) days after receipt by Tenant.

14. ALTERATIONS, IMPROVEMENTS AND TENANT'S PERSONAL PROPERTY.

(a) Tenant shall not make or allow to be made any Alteration (as defined below) in or to the Premises, without first obtaining the written consent of Landlord, which consent shall be granted or withheld in Landlord's sole discretion; provided, however, Landlord shall not unreasonably withhold its consent with respect to Alterations that (i) do not affect the structural portions or the mechanical, electrical or plumbing systems of the Building, and (ii) are not visible from the exterior of the Premises, including those located within the first five (5) feet behind Tenant's storefront window). If Tenant fails to obtain Landlord's consent prior to making any such Alteration or Improvement, then Landlord may correct or remove the same, and Tenant shall be liable for any and all loss, damage, cost or expense (including attorneys' fees and all court costs) incurred by Landlord in the performance of this work as well as Landlord's Fee (hereinafter defined). As used in this Lease, the term "**Alteration**" means the construction, installation, relocation or removal of any Improvement. As used in this Lease, the term "**Improvement**" means any addition, improvement or equipment installed in or attached to the Building or to any space therein (including the Tenant's Work referred to in Exhibit C), regardless of by whom, excluding Tenant's Personal Property and the Personal Property of any other tenant or occupant of the Building.

(b) If Landlord consents to Alterations by Tenant, Landlord shall have the right in its sole discretion to approve the plans and specifications for any Alterations and the contractors and subcontractors which Tenant proposes to use in connection with the Alterations; provided, however, that no consent by Landlord to any Alterations or plans shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, Building or Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. Landlord's consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with Legal Requirements, and Tenant shall be

solely responsible for ensuring all such compliance. Tenant shall comply with (and shall cause all of its contractors and subcontractors to comply with) the rules and regulations regarding the prosecution of construction work in the Retail Center or Project as Landlord shall adopt from time to time during the term of this Lease and with the Project Documents. Tenant, or its contractors and subcontractors, as Landlord may direct, shall provide such insurance, bonding and/or indemnifications of Landlord as Landlord may reasonably require. Such insurance shall include the requirement to obtain and maintain (1) worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alterations), (2) builder's risk insurance, including coverage for the full value of all Alterations and betterments incorporated into the Building, for such periods as Landlord may reasonably require and naming Landlord as loss payee as its interests may appear, and (3) commercial general liability insurance (including property damage coverage) for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, and any mortgagee as additional insureds thereunder. All of the foregoing insurance shall be in such form and with such companies as Landlord may reasonably require.

(c) Any Improvements made to the Premises shall at once become the property of Landlord and shall be surrendered to Landlord at the end of the Term unless Landlord notifies Tenant in writing not later than ninety (90) days before the expiration or other termination of this Lease to remove any or all such Improvements, in which event, such Improvements shall be removed by Tenant on or prior to the expiration or earlier termination of this Lease at Tenant's sole cost and expense. If Tenant does not remove any such Improvements following written demand therefor by Landlord to Tenant, in addition to its other remedies provided for in this Lease or otherwise under law, Landlord shall have the right to remove the same, and Tenant shall repay Landlord's actual cost for such removal and for repairing any damage caused by such removal, together with Landlord's Fee, within ten (10) days of receipt of an invoice therefor. The provisions of this subsection (c) shall survive termination of this Lease.

(d) In connection with Tenant's performance of Alterations in the Premises, Landlord shall have the right to post notices of non-responsibility and similar notices, as appropriate in and about the Premises. Tenant shall not allow any liens or notices of liens to be filed against the Premises or the Project in connection with any Alterations performed in the Premises. If any such liens or notices of liens shall be filed, Tenant shall immediately cause the same to be released by bonding or other method acceptable to Landlord. If Tenant does not promptly remove or bond over any such lien, in addition to its other remedies provided for in this Lease or otherwise under law, Landlord shall have the right to pay the amounts claimed to remove the same or otherwise bond over such lien, and Tenant shall repay Landlord's actual cost for such cure, together with Landlord's Fee (measured against the cost to cure) within ten (10) days of receipt of an invoice therefor.

(e) As a condition to granting its consent, Landlord may require Tenant to pay Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with the supervision by Landlord of Tenant's Alterations. All Alterations permitted by Landlord must conform to all Legal Requirements (including the Americans with Disabilities Act), must be performed in a good and workmanlike manner, must conform harmoniously with the Building's design and interior decoration and must not require any changes to or modifications of any of the Building's structural components or mechanical, electrical, HVAC, plumbing or other systems. Further any wiring and/or cabling installed by Tenant shall be accurately labeled and bundled.

(f) Tenant shall indemnify and hold Landlord harmless from all costs, damages, claims and expenses (including attorneys' fees) arising out of or relating to any Alterations performed in the Premises, including any occasioned by the filing of any lien.

(g) Within thirty (30) days after the completion of any Alterations performed in the Premises, Tenant shall furnish Landlord with a statement of costs thereof, "as built" architectural and engineering working drawings therefor, and final unconditional waivers of lien from all contractors, suppliers and materialmen furnishing labor or materials for such Alterations.

(h) Upon termination of this Lease by lapse of time or otherwise, Tenant shall at its sole cost remove all of Tenant's Personal Property and signs from the Premises and restore the portion of the Premises affected by

the installation and/or removal of same. If Tenant fails to remove any such Personal Property and signs upon termination of this Lease, the same shall be deemed abandoned and Landlord may have the same removed and any resulting damage repaired at Tenant's expense, and Tenant shall repay Landlord's actual cost for such removal or for repairing any damage caused by the same or caused by its removal (whether such removal be performed by Tenant or Landlord), together with Landlord's Fee, within ten (10) days of receipt of an invoice therefor. In such event, such Personal Property will automatically become the property of Landlord and may be retained by Landlord or disposed of by Landlord in its sole discretion, without any right of reimbursement therefor to Tenant or any claim of conversion. The provisions of this subsection (h) shall survive termination of this Lease.

15. LAWS. Tenant shall, and shall cause its contractors, subcontractors, agents and suppliers to, comply with all present and future laws, ordinances, orders, rules, statutes, requirements, permits, consents, certificates, approvals, codes, executive orders and regulations (federal, municipal or promulgated by other agencies or bodies having any jurisdiction thereof) and with the Project Documents and all documents of record relating to the use, condition or occupancy of the Premises, including the Americans with Disabilities Act, as amended, and all regulations promulgated thereunder with respect to all portions of the Premises, access thereto, the operation of Tenant's business therein (collectively, "**Legal Requirements**"). Tenant shall indemnify Landlord from, against and with respect to all expense or liability that may be claimed against Landlord as a result of a violation of any of the covenants in this Section 15 by Tenant, or Tenant's contractors, subcontractors, agents and suppliers. Tenant's obligations to indemnify Landlord as aforesaid shall survive the expiration or earlier termination of this Lease.

16. LANDLORD'S ENTRY; LANDLORD'S RESERVATION. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable in its sole discretion, to exhibit the Premises to prospective tenants, lenders, or purchasers or to any mortgagee, to post notices of non-responsibility, and to affix and display "For Rent" signs, and Tenant shall not be entitled to any abatement or reduction of any sums due under this Lease by reason thereof. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant's ongoing business in connection with any entry by Landlord into the Premises pursuant to this Section 16 and, except in the case of emergencies (or resolving any safety issue or hazardous situation) or Landlord's maintenance operations provided pursuant to Section 11(a) hereof (in which cases no notice shall be necessary), Landlord shall provide Tenant with reasonable prior notice of such entry. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The Rent reserved herein shall not abate while the Landlord's rights under this Section 16 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant. In addition, Landlord reserves the right to install wiring, plumbing, ductwork and other materials in the space measured downward two feet (2') from the slab above the Premises to provide services to the Premises or other portions of the Building. Tenant will not interfere with Landlord's access to or use of this reserved area.

17. SUBORDINATION.

(a) Subordination, General. This Lease is subject and subordinate to all of the terms, covenants, agreements, provisions and conditions of any mortgage, ground lease, or deed of trust which may now or hereafter encumber the Land and Building and to all renewals, modifications, consolidations, replacements and extensions thereof (any of the foregoing, a "**mortgage**" and the holder of such mortgage, a "**mortgagee**"). In the event of the enforcement by the trustee, beneficiary or ground lessor under any such mortgage of the remedies provided for by law or by such mortgage, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement ("**Successor**") (at the sole election of such Successor), automatically attorn to and become the Tenant of the Successor without change in the terms or other provisions of this Lease; provided, however, that such Successor shall not be (i) subject to any offsets or defenses which Tenant may have against any prior landlord, (ii) bound by any payment of rent for more than one month in advance, (iii) bound by any amendment or modification of this Lease made after such lien is placed against the Building or Land (provided Tenant has been given notice thereof) without the written consent of such trustee or such beneficiary or (iv) liable for any act or omission of any prior landlord (including Landlord) under this Lease. In such event, the Successor shall have all

the rights of Landlord under this Lease, including the right to collect any rent or other sums due or accruing to Landlord and to enforce those rights by court proceeding or otherwise. Tenant waives the provision of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed or in the event any ground lease is terminated. Notwithstanding the foregoing, Tenant agrees that at any time, the holder of a mortgage on the Building or Land may unilaterally subordinate its lien, in whole or in part, to this Lease, effective upon recording such subordination in the Land Records. The provisions of this Section shall be self-operative and no further instrument of subordination need be required by any mortgagee. Tenant shall, however, within ten (10) business days after Landlord's request, execute and deliver any appropriate certificate or instrument in confirmation of such subordination and attornment on mortgagee's standard form or otherwise in form acceptable to mortgagee. In addition to remedies afforded Landlord under Section 27 hereof, if Tenant shall fail to execute and return such certificate or instrument within such ten (10)-business day period, Landlord shall have the right to impose a fee of $100 per day for each day beyond such 10-business day period that the certificate or instrument has not been returned, such fee constituting Additional Rent hereunder.

(b) Ground Lease Requirements. Without modifying or mitigating the provisions set forth in this Lease, including those set forth in Section 17(a) above, the following shall apply for all purposes under this Lease:

(i) Tenant hereby represents and warrants that no person or entity having an interest (directly or indirectly) in Tenant constituting or exceeding five percent (5%) or greater in the aggregate (x) has ever been convicted of a felony, (y) is a person or entity against whom a legal action or administrative proceeding is then-pending to enforce the rights of the County of Fairfax, Virginia (or any agency, department, public authority or any public benefit corporation thereof) arising out of a real property dispute or a property management dispute, or (z) is a person or entity with respect to whom any notice of substantial monetary default which remains uncured has been given by the County of Fairfax, Virginia (or any agency, department, public authority or any public benefit corporation thereof) in respect of real property or a property management agreement.

(ii) Tenant shall use and occupy the Premises consistent with Legal Requirements.

(iii) This Lease is subject and subordinate to all of the terms, covenants, agreements, provisions and conditions of the Ground Lease.

(iv) If there is a termination of the Ground Lease, or if Ground Lessor shall exercise its rights to dispossess Landlord or to re-enter the Project or Premises, Tenant shall, at Ground Lessor's election, attorn to Ground Lessor and Ground Lessor shall have all rights of Landlord under this Lease, including the right to collect any rent or other sums due or accruing to Landlord under this Lease, and to enforce those rights by court proceeding or otherwise.

(v) Tenant shall not pay base rent under this Lease more than one (1) month in advance (excluding security and other deposits required under this Lease).

(vi) Tenant shall not mortgage or pledge its interest in this Lease.

(vii) All indemnities and waivers of Tenant set forth in this Lease shall benefit Ground Lessor in addition to the listed beneficiaries set forth therein.

(viii) All policies of insurance for which Tenant is required to list Landlord as an additional insured or loss payee shall also list the Ground Lessor as additional insured thereunder.

(ix) The following uses are Prohibited Uses in addition to those set forth on Exhibit D attached hereto: (1) massage parlor (excluding massage services provided at day spas, salons or other similar reputable businesses), (2) a store for providing off-track betting or gambling (excluding lottery, lotto, Keno or similar type of gaming), (3) a store whose primary purpose is the sale of drug paraphernalia (e.g., a "head shop"), (4) a store whose

primary purpose is the sale, rental or display of pornographic materials, (5) a store whose primary purpose is for the sale or display of firearms or other weapons, (6) a strip club, or (7) any illegal purpose or for any other use prohibited by the Project Documents.

18. ESTOPPEL CERTIFICATE. At Landlord's request and within ten (10) business days of receipt, Tenant will execute and deliver to Landlord an estoppel certificate, which certificate may be relied upon by Landlord, mortgagee (including Ground Lessor) or any prospective purchaser or mortgagee of the Building or Land, certifying as to such facts (if true) as Landlord (or such mortgagee(s)) or proposed purchasers of the Building or Land) may reasonably request (including reasonable notice provisions, term commencement, Tenant's acceptance of the Premises and the absence of defaults). If any requested statements are untrue, Tenant shall specify the reasons therefor in such certificate. In addition to remedies afforded Landlord under Section 27 hereof, if Tenant shall fail to timely execute and return such certificate or instrument, Landlord shall have the right to impose, as Additional Rent, a fee of $100 per day for each day beyond the 10-business day period that the certificate or instrument has not been returned.

19. GRAPHICS. Landlord has delivered to Tenant a copy of the Comprehensive Sign Package (**"CSP"**) governing the design and installation of signs at the Project, including the Retail Center, as the same may be approved or modified from time to time by the County of Fairfax, Virginia. No graphics, signs or stickers shall be inscribed, painted, affixed or displayed on the windows, the exterior of the Premises or Building, or the interior of the Premises visible from the Common Areas unless they are (i) approved by Landlord (which approval may be granted or withheld in Landlord's sole discretion) and (ii) in conformance with the CSP, the Project Documents, and all applicable Legal Requirements (including the building permit for the Tenant's Work). With respect to any signs to be installed prior to the Rent Commencement Date, Tenant will furnish graphics to Landlord for review simultaneously with delivery of the Tenant Plans as set forth in Exhibit C. Tenant will pay the entire cost of all signs approved and installed at the Premises. If any graphics or signs are inscribed, painted, affixed, displayed or maintained in contravention of the foregoing, such graphics or signs shall be removed by Tenant immediately following written notice from Landlord. Without limiting or otherwise affecting the foregoing or any other provisions of this Lease, Tenant shall not:

(1) paint, decorate or make any changes to the storefront of the Premises, whether on the glass or on other materials;

(2) install any exterior lighting or awnings, or any exterior signs, advertising matter, decoration or painting in or upon the Premises;

(3) install any drapes, blinds, shades or other coverings on exterior windows and doors of the Premises;

(4) affix any window or door lettering, sign decoration or advertising matter to any window or door glass of the Premises, including any "be back," "out to lunch," credit card or hours of operations signs or notices, without Landlord's approval;

(5) erect or install any signs, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the Common Areas, or erect or install any of the foregoing which are suspended from the ceiling of the Premises; or

(6) place any directional signage in any Common Areas;

without in each instance first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant acknowledges that the following shall be prohibited in all cases: painted signs outside the Premises; paper, textile or cardboard signs; sticker; banners; flags, exposed transformers or nameplates; and rooftop signs. Tenant shall keep all signs installed for the Premises in good condition and in proper operating order at all times. Tenant will promptly repair any damage caused by the installation, use or removal of any of its signs. If Tenant does not promptly make any such repairs or remove any non-approved or non-conforming graphics or sign within five (5) days following written demand therefor by Landlord to Tenant, Landlord may have the same removed and any resulting damage repaired at

Tenant's expense, and Tenant shall repay Landlord's actual cost for such removal or for repairing any damage caused by the same or caused by its removal, together with Landlord's Fee within ten (10) days of receipt of an invoice therefor.

Subsequent to the installation of the initial Tenant's Work, whenever Landlord's approval is required pursuant to this Section 19, Landlord shall not unreasonably withhold such approval, so long as the request is for replacement graphics or signage to be installed in the same location, of similar dimensions or of an equal or higher quality; provided, however, that Landlord may require a different standard or quality in order to comply with changes in applicable laws and regulations and the Rules and Regulations.

20. DAMAGES FROM CERTAIN CAUSES. Except for injury to person or property damage directly caused by the intentionally wrongful acts or omissions of Landlord, neither Landlord nor any Landlord Party shall be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers for loss or damage to any property or injury to or death of persons arising from (i) the repairing of any portion of the Building or Project, (ii) any interruption in the use of the Premises, (iii) accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, escalators, or heating, cooling, electrical or plumbing equipment or apparatus, (iv) the termination of this Lease by reason of the destruction of the Premises or a taking or sale in lieu thereof by eminent domain, (v) any fire, robbery, theft, criminal act and/or any other casualty, (vi) any leakage in any part of the Premises or the rest of the Building or Project, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the rest of the Building or Project, or from drains, pipes or plumbing work in or about the Building, or (vii) any other cause whatsoever. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses. All goods, property or personal effects stored or placed by Tenant in or about the Premises or Project shall be at the sole risk of Tenant. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

21. LIEN FOR RENT. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all of Tenant's FF&E (excluding inventory sold in the normal course of Tenant's business) now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. The provision of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code (the "**UCC**") so that Landlord shall have and may enforce a security interest on all of Tenant's FF&E, to the extent not excluded above, now or hereafter placed in or on the Premises, Building or Project. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to the UCC or as otherwise requested by Landlord's mortgagee. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord may also file financing statements without the signature of Tenant as permitted by the UCC. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Notwithstanding the foregoing, Landlord shall subordinate its lien and security interest in Tenant's FF&E described in Exhibit G attached hereto to the interests of purchase money lenders for Tenant's FF&E, provided that such subordination shall be in a form reasonably acceptable to Landlord.

22. SURRENDER; HOLDING OVER.

(a) Upon the expiration or earlier termination of this Lease, Tenant shall (i) surrender possession of the Premises to Landlord broom clean and in the same condition as on the Rent Commencement Date (subject to Tenant's removal obligations set forth in this Lease), reasonable wear and tear excepted and (ii) comply with all provisions of this Lease respecting turnover of the Premises to Landlord, including those set forth in Sections 14(c), 14(h), and 46(q) hereof.

(b) In the event of holding over by Tenant after expiration or termination of this Lease without the consent of Landlord (which may be granted or withheld in Landlord's sole discretion), Tenant shall pay, as Base Rent, the greater of (i) 150% of the monthly amount of Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such holdover period (plus any Additional Rent) or (ii) 150% of the fair market rental value for the Premises as determined by Landlord (plus any Additional Rent); such amount shall be deemed earned by Landlord for the entire month and shall not be prorated for partial months. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, (a) Landlord shall have the right to regain possession of the Premises by any legal process in force at such time, (b) intentionally omitted, and (c) Tenant shall indemnify and hold Landlord harmless from all claims for damages, including all legal costs and fees and all claims by any other lessee to whom Landlord may have leased all or any part of the Premises covered hereby. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month on the terms agreed upon by Landlord and Tenant.

23. CASUALTY.

(a) In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord.

(b) If the Premises shall be partially destroyed by fire or other casualty so as to render the Premises untenantable in whole or in part for a period in excess of ten (10) days, the Base Rent provided for herein (except for Additional Rent) shall abate thereafter as to the portion of the Premises rendered untenantable until the earlier of (i) the date that the Premises is made tenantable or (ii) sixty (60) days after Landlord has completed any repairs reasonably necessary to restore the Premises to a condition substantially similar to the condition of the Premises on the original Term Commencement Date (such restoration work, "**Landlord's Restoration Work**"). Each of Landlord and Tenant agrees to commence and prosecute its respective repair work promptly and with all due diligence or, if required by the Project Documents or Association Documents, to take whatever action is necessary to cause the Association to undertake such repairs. Notwithstanding the foregoing, in the event (i) such destruction results in the Premises being untenantable in whole or in substantial part for a period reasonably estimated by Landlord to be one hundred eighty (180) days or longer after commencement of construction of the Landlord's Restoration Work, (ii) of damage or destruction of the Building or Project from any cause for which the period to restore is reasonably estimated by Landlord to be one (1) year or longer after the casualty, (iii) Landlord does not receive sufficient insurance proceeds to restore Landlord's Restoration Work (whether due to disbursement of such proceeds to any mortgagee or otherwise), or (iv) the Premises is substantially damaged by casualty during the last year of the Term, then, in any of the foregoing instances, Landlord shall have the right to terminate this Lease and all Rent owed up to the time of such destruction or termination shall be paid by Tenant (it being understood that Tenant shall pay Rent on all tenantable space until termination of this Lease; provided that such tenantable space is of such size and configuration as to allow Tenant to continue its business therefrom). Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 23 within ninety (90) days after any such damage or destruction.

(c) In the event of destruction to the Premises resulting in the Premises being untenantable in whole or in substantial part for a period reasonably estimated by Landlord to be one hundred eighty (180) days after commencement of construction of Landlord's Restoration Work and Landlord has not then terminated this Lease as provided in Section 23(b), then Tenant shall have the right, within thirty (30) days after Landlord delivers the estimate to Tenant of time to restore, to terminate this Lease by written notice to Landlord and all Rent owed up to the time of such termination shall be paid by Tenant (it being understood that Tenant shall pay Rent on all tenantable space until termination of this Lease; provided that such tenantable space is of such size and configuration as to allow Tenant to continue its business therefrom).

(d) Landlord shall be obligated to restore or rebuild only the portion of the Premises which consists of Landlord's Restoration Work, and nothing herein shall be construed to obligate Landlord under any circumstances to repair or restore any other tenant finish work. Tenant shall be obligated to diligently proceed to perform the work necessary to place the Premises in the condition that existed prior to the fire or other casualty, restore and replace

its Personal Property and, if Tenant closed for business, promptly reopen for business from the Premises on or prior to the date that is sixty (60) days after Landlord has completed Landlord's Restoration Work. At Landlord's sole option, Landlord may repair and restore, on Tenant's behalf, all (or any portion) of the Tenant's Work or Alterations in the Premises that Tenant is required to repair and restore pursuant to this Section, in which case, Tenant shall make all of its insurance proceeds available to Landlord for such use; provided, however, that in no event shall Landlord be required to spend more on any such repair or restoration than the amount of insurance proceeds Landlord actually receives from Tenant. Landlord may require Tenant to pay Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with any such repair or restoration undertaken or supervised by Landlord.

(e) Notwithstanding the foregoing provisions of this Section 23, to the extent not contrary to the provisions of Section 31 of this Lease, in the event of any casualty arising from the negligence or willful misconduct of Tenant or any of Tenant's owners, officers, employees, agents, contractors, invitees or customers, Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses and damages of any kind whatsoever arising therefrom, and rent shall not be abated.

(f) All goods, property or personal effects stored or placed by Tenant in or about the Premises or Project shall be at the sole risk of Tenant.

24. CONDEMNATION. Except in connection with a temporary taking, if all or substantially all of the Premises shall be taken or condemned by any governmental, quasi-governmental, public or other authority for any public or quasi-public use or purpose (including sale under threat of such a taking), herein referred to as a **"Taking,"** then the Term shall cease and terminate as of the date of the Taking, and all Base Rent and Additional Rent shall be abated as of such date. If less than substantially all of the Premises is the subject of a Taking, the Base Rent and Additional Rent shall be equitably adjusted as of the date of the Taking and this Lease shall otherwise continue in full force and effect, and Landlord shall restore the Premises to a complete architectural unit, as necessary. If the Taking is temporary, all Rent shall abate for the period of the Taking only, after which, the Lease shall continue in full force and effect, unmodified. Notwithstanding the foregoing, in the event of a Taking of so substantial a part of the Building that Landlord concludes, in its reasonable discretion, that it is impracticable to continue to operate the Building, then Landlord, at its option, shall have the right to terminate this Lease by giving Tenant termination notice specifying a date not earlier than thirty (30) days after the date of such notice as of which this Lease will terminate. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord; provided, however, that nothing hereunder shall restrict the right of Tenant to claim separately for Tenant's FF&E and for any relocation expense compensable by statute, and receive such award therefor as may be allowed in the condemnation proceedings, if such award shall be made in addition to and stated separately from the award made for the Land and the Building or the part thereof so taken and only so long as such a claim by Tenant does not result in the reduction of Landlord's award.

25. ATTORNEYS' FEES. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, Tenant will pay to Landlord within ten (10) days of demand therefor and as Additional Rent all legal costs and expenses Landlord incurs in enforcing this Lease, including reasonable attorney's fees and court costs.

26. ASSIGNMENTS BY LANDLORD. Landlord or any successor-in-interest to Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, Project and property referred to herein, and in such event and upon the transferee Landlord's assumption of transferor Landlord's obligations thereafter accruing hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Section 17), Tenant shall release transferor Landlord from all liabilities and obligations accruing against transferor Landlord hereunder. Upon request by transferor Landlord, Tenant agrees to execute a certificate certifying such covenant and facts (if true) as transferor Landlord may reasonably require in connection with any such assignment by transferor Landlord.

27. DEFAULT BY TENANT.

(a) Landlord may treat the occurrence of any one or more of the following events as a breach of this Lease (each, an "**Event of Default**"): (i) Tenant fails to pay Base Rent, Tenant's Share of Operating Cost or Tenant's Share of Taxes in full on the date such sums are due; or (ii) Tenant fails to pay any other Additional Rent due under this Lease in full on the date such sum is due; provided, however, that no Event of Default shall occur for the first occasion of failure to pay Additional Rent (other than Tenant's Share of Operating Cost or Tenant's Share of Taxes) in any calendar year so long as Tenant pays the sum in full within five (5) days after notice that the same is past due (however, Landlord shall not be required to provide notice of failure to pay Additional Rent more than once per calendar year during the Term, and the second and each additional failure to pay Additional Rent as and when due during any calendar year will constitute an Event of Default without the requirement of notice); or (iii) Tenant fails to make the deliveries required pursuant to Sections 17 or 18 of this Lease within the ten (10)-business day period required for such deliveries; (iv) Tenant fails to maintain the insurance coverage required by Section 30 hereof; (v) default shall be made in the performance of any of the other, non-monetary covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty (20) days after notice thereof (or such additional time as is reasonably necessary, provided Tenant commenced to cure such default within such twenty (20) day period and is diligently prosecuting such cure to completion, which additional time, however, shall in no event exceed ninety (90) days after Landlord's default notice) (however, Landlord shall not be required to provide notice of default for non-monetary covenant or condition failure more than twice per calendar year during the Term, the third and each additional failure to perform Tenant's covenants or abide the conditions of this Lease during any calendar year will constitute an Event of Default without the requirement of notice); or (vi) if a petition is filed by or against Tenant (the term "Tenant" shall include, for the purpose of clause 27(a)(vi), any guarantor of Tenant's obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be a default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof, or if Tenant shall be liquidated or dissolved; or (vii) Tenant shall vacate the Premises during the Term or any renewals or extensions thereof, or (viii) Tenant shall fail to operate its business in accordance with Section 5 during the entirety of Tenant's Operating Hours and such failure continues for more than twenty-four (24) hours following written notice from Landlord (however, Landlord shall not be required to provide such notice of failure to operate more than once per calendar year during the Term, the second and additional such failure to operate Tenant's business in accordance with Section 5 during the entirety of Tenant's Operating Hours during any calendar year constituting Event of Default without the requirement of notice) or, (ix) at the option of Landlord, if Tenant shall attempt to assign this Lease or sublet any portion of the Premises except as permitted herein, or (x) if Tenant is a corporation or limited liability company, and Tenant shall cease to exist as a corporation or limited liability company, as applicable, in good standing in both Virginia and the state of its formation or if Tenant is a partnership or other entity, and Tenant shall be dissolved or otherwise liquidated.

(b) If an Event of Default has occurred, Landlord shall have any one or more of the following rights and remedies, in addition to any other rights and remedies provided in this Lease or allowed at law or in equity, without further notice or demand of any kind.

(i) Landlord may make any payment or perform any act required of Tenant but the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Tenant shall repay Landlord's actual cost for such payment or act, together with Landlord's Fee (measured against the cost to cure), within ten (10) days of receipt of a bill therefor.

(ii) Landlord, with or without terminating this Lease or Tenant's right of possession hereunder, may recover any damages or delinquent payments due hereunder, in separate actions, from time to time or in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that no cause of action shall be deemed to have accrued until the expiration of the Term). Tenant hereby waives all notices and

rights of recovery in connection with Landlord's recovery or retaking possession of the Premises and contents thereof, including any statutory right to a notice to quit or right of redemption.

(iii) Landlord, immediately or at any time after an Event of Default, may terminate this Lease and forthwith repossess the Premises without demand or notice of any kind to Tenant (including any notice to quit, which right to receive is hereby waived by Tenant), whereupon this Lease shall end and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided. Upon such termination by Landlord, Tenant shall immediately surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may reenter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Neither Landlord nor its agents shall be liable by reason of any such reentry, repossession or removal. Tenant's failure to vacate shall be treated as a holdover without consent under Section 22 of this Lease.

(iv) In the event of any such termination of this Lease, Landlord may recover damages. The amount of damages which Landlord may recover in the event of such termination shall include, without limitation, the following:

(1) The worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease;

(2) The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

(3) The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including costs incurred by Landlord in recovering the Premises, restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, the entirety of any tenant improvement allowance provided to a replacement tenant subsequently taking possession of the Premises (regardless of whether all or any portion of such allowance is used for work within the Premises, within other premises occupied by such replacement tenant or elsewhere within the Project) and any brokerage commissions and reasonable attorneys' fees incurred by Landlord in reletting the Premises.

"The worth, at the time of the award," as used in clauses (1) and (2) above, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth, at the time of the award," as referred to in clause (iii) above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of Richmond at the time of the award, plus 1%. For the purpose of determining the unpaid rent in the event of a termination of this Lease, the monthly rent reserved in this Lease shall be deemed to be the sum of Base Rent and Additional Rent (specifically including Tenant's Share of Operating Cost and Tenant's Share of Taxes). Operating Cost and Taxes shall be calculated to include the monthly average of all such amounts payable to Landlord during the one year period prior to tenant's default.

(v) Landlord may terminate Tenant's right of possession (without terminating this Lease) and may enter upon and take possession of the Premises by any lawful means without demand or notice of any kind to Tenant (including any notice to quit) and without terminating this Lease, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, and all property therefrom, without being liable for prosecution or any claim for any damages or liability therefor. If Landlord so elects, Landlord may make such alterations and repairs as, in Landlord's reasonable discretion, may be necessary to relet the Premises, and Landlord may (without any obligation on Landlord's part to do so) relet the Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord,

in its reasonable discretion, may deem advisable and receive the rent therefor. Tenant shall be responsible for all costs of reletting, including costs to alter, decorate, and repair the Premises to prepare it for reletting, and legal fees and brokerage commissions incurred by Landlord in connection with leasing the Premises (or any portion thereof) to a substitute tenant, which amounts shall constitute Additional Rent hereunder. Upon each such reletting, all rent received by Landlord from such reletting shall be applied against amounts due from Tenant under this Lease, but in all events, such rent shall be Landlord's sole property. Tenant agrees to pay Landlord, on demand, any deficiency that may arise by reason of such reletting. Tenant shall be liable for all damages sustained by Landlord, including without limitation deficiency in rent, interest, attorneys' fees, other collection costs, all court costs and all other expenses (including, without limitation, leasing fees) of placing the Premises in first-class rentable condition. Landlord shall not be liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. It is agreed that commencement and prosecution of any action by Landlord in unlawful detainer, ejectment or otherwise, or any judgment obtained in an action to recover possession of the Premises or other re-entry or removal shall not be construed as an election to terminate this Lease and shall not discharge Tenant from any of its obligations hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

(vi) Landlord shall have the right, at its option, to take exclusive possession of Tenant's Personal Property and any other property located in the Premises and to use such property without charge therefor, except for that property subject to any lien rights pursuant to liens permitted in this Lease or property otherwise properly removed prior to termination in accordance with the provisions of this Lease. Subject to the provisions of this Lease, Landlord, to the extent permitted by law, shall have (in addition to all other rights) a right of distress for rent and a lien on all Tenant's Personal Property and any other property in the Premises as security for all Base Rent and Additional Rent and any other sums payable under this Lease.

(vii) Intentionally omitted.

(viii) In addition to any other right or remedy of Landlord under this Lease, at the sole and exclusive option of Landlord, evidenced by written notice from Landlord to Tenant, Landlord may, without relieving Tenant of any of its obligations that survive termination, terminate this Lease, without performance of any additional act or the giving of any additional notice to any other party, effective immediately upon the occurrence of any of the following events, even if the effective date of termination precedes the date of Landlord's notice, or on such later date as determined by Landlord: (1) Tenant's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days, or (4) Tenant's making an assignment of all or a substantial part of its property for the benefit of its creditors in satisfaction of a pre-existing debt or obligation, or (5) Tenant's seeking or consenting to or acquiescing in the appointment of, or the taking possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant's consent, which order shall not be vacated, set aside or stayed within thirty (30) days from the date of entry, appointing a receiver, trustee, or custodian for all or a substantial part of Tenant's property. The provisions of this section shall be construed with due recognition of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease, at the option of Landlord, in each and every instance, and to the fullest extent that such termination is permitted under the federal bankruptcy laws.

28. NON-WAIVER. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter.

29. LIMITATION ON LANDLORD'S LIABILITY; TENANT'S REMEDIES. (a) None of the Landlord Parties (hereinafter defined) shall be liable or responsible to Tenant for any loss or damage to any property or injury to or death of persons occasioned by theft, fire, act of God, public enemy, terrorism, injunction, riot, strike,

insurrection, war, court order, requisition or order of governmental body, or authority, or for any other causes beyond Landlord's control. All goods, property or personal effects stored or placed by Tenant in or about the Premises or Project shall be at the sole risk of Tenant.

(b) No shareholder, member, manager, trustee, partner, director, officer, employee, representative or agent of Landlord (a "**Landlord Party**") shall be personally liable in respect of any covenant, condition or provision of this Lease. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of the then-existing Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Building. No properties or assets of Landlord or any Landlord Party or any other person or entity other than the estate and property of Landlord in and to the Building shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon Rent due Landlord), but prior to any such action Tenant will give Landlord and any mortgagee notice specifying such default with particularity, and Landlord and/or such mortgagee shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord and/or mortgagee shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord and/or any mortgagee fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Base Rent and Additional Rent hereunder as and when the same shall be due.

30. INSURANCE.

(a) Landlord shall maintain, or shall cause the Association to maintain, "all-risk" property insurance on the Building (excluding all Improvements within the Premises, which Tenant will insure for their full replacement cost) in amounts sufficient to avoid the provisions of co-insurance under the applicable insurance policies. Landlord may maintain or cause to be maintained other insurance as Landlord determines in its sole judgment is reasonably necessary, the costs of which shall be included in Operating Cost. Insurance shall be maintained with an insurance company authorized to insure properties in the Commonwealth of Virginia. If the annual premiums to Landlord for this property insurance exceed the standard premium rates because of the nature of Tenant's operations, contents or Improvements or because the same result in extra hazardous exposure, then Tenant shall upon receipt of copies of appropriate premium invoices reimburse Landlord for such increases in such premiums.

(b) Tenant shall obtain and maintain at its expense plate glass insurance and special causes of loss (i.e., "all-risk" or its equivalent) property insurance (including sprinkler leakage and water damage coverage) on all furniture, fixtures and equipment, or any personal or other removable property in the Premises, whether or not owned by Tenant and on all Improvements for the full replacement cost thereof. Tenant shall obtain and maintain comprehensive boiler and machinery coverage, including electrical apparatus, if applicable. All property insurance shall name Landlord and any other party designated by Landlord, including the Ground Lessor, any other mortgagee, Landlord's agents and/or affiliates, as its and their interests may appear, as additional insureds. In the event Tenant provides any insurance in this Section 30 in the form of a blanket policy, Tenant shall furnish Landlord with satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

(c) Tenant shall maintain a policy or policies of commercial general liability insurance (including bodily injury and contractual liability coverage) with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than $1,000,000.00 per occurrence, with a $2,000,000.00 annual aggregate, combined single limit for bodily injury and property damage. This policy shall contain a contractual liability endorsement. In addition, Tenant will carry the following coverages throughout the Term: a policy of worker's compensation insurance as required by applicable law, and employer's liability insurance with limits of no less than $500,000.00 per occurrence; a policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than $1,000,000; business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent and all Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months; and umbrella insurance coverage over all risks set forth in Sections 30(a) of not less than $10,000,000.00. (All such insurance shall name Landlord and any other party designated by Landlord, including the Ground Lessor, any other mortgagee, Landlord's agents and/or affiliates, as additional insureds thereunder.

(d) All insurance policies required to be carried by Tenant under this Lease shall be subject to the prior approval of Landlord, and shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. In addition, all insurance policies carried by Tenant shall be issued by a company or companies licensed to do business in the jurisdiction in which the Project is located and rated not lower than "Class A/VIII", as rated in the most recent edition of the Alfred M. Best Company, Inc.'s Key Rating Guide for insurance companies and otherwise approved by Landlord. Certificates of insurance (using an ACORD Form 28 or its then-current replacement form, and otherwise in a form satisfactory to Landlord) (or copies of policies, if requested by Landlord from time to time) evidencing the effectiveness of the insurance coverage Tenant is required hereunder to maintain shall be delivered to Landlord at least annually by Tenant, and within fifteen (15) days after request by Landlord, and each policy shall contain an endorsement that will prohibit its cancellation or material modification prior to the expiration of thirty (30) days after notice of such proposed cancellation or material modification to Landlord. Tenant shall be required to maintain the insurance required hereunder no later than the date that Tenant or any agent, employee or contractor of Tenant first has access to the Premises or the Building, unless an earlier date is otherwise provided herein. Any deductible/self-insured retention in excess of $5,000 per occurrence requires Landlord's written consent. Any assignee of this Lease or subtenant of the Premises shall be required to carry the same insurance required of Tenant hereunder. Tenant shall cause all contractors providing services to the Premises to carry insurance of customary type and amount, which insurance shall be subject to Landlord's approval, and which shall name Landlord, and any other party designated by Landlord, including Landlord's affiliates, lenders and agents, as their interests may appear, as additional insureds.

31. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of-action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders, employees or representatives, for any loss or damage that may occur to the Premises, or any Improvements therein, or the Building of which the Premises are a part, or any Improvements therein, or any personal property of such party therein, by reason of fire, the elements or any other cause which are required by this Lease to be insured against under the terms of an all-risk property insurance policy, and to the extent of such policy, regardless of the negligence of the other party hereto, its partners, agents, contractors, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Each party shall have the policies required under this Lease endorsed with a waiver of subrogation clause whereby the insurance provider's right of subrogation is waived with respect to the other party hereto.

32. HOLD HARMLESS; INDEMNITY. Except to the extent arising from the gross negligence or willful misconduct of Landlord, the Landlord Parties shall not be liable to Tenant, or to Tenant's agents, servants, employees, contractors, customers or invitees for death or injury to persons or damage to or loss of property from any cause whatsoever. Except as may be the direct result of the intentionally wrongful acts or omissions of Landlord, and except as otherwise provided in Section 31 hereof, Tenant shall, and does hereby, indemnify, hold harmless and defend (with counsel satisfactory to Landlord) Landlord, its partners, members, managers, property manager, mortgagees, Ground Lessor, invitees and their officers, directors, agents and employees (collectively, the

"**Indemnified Parties**"), from and against any loss, damage, liability, cost or expense (including reasonable attorneys' fees and all court costs) incurred by the Indemnified Parties and occasioned by or in any way related to or connected with (i) the making or removal of any Improvements or the use or occupancy of the Premises, the Building, or the Project by Tenant, its agents, employees, invitees, and any other persons who gain access to the Premises including any violation of any Legal Requirements, (ii) the negligence or the intentionally wrongful acts or omissions of Tenant, its agents, employees and invitees, (iii) any default, breach or violation of this Lease by Tenant, its agents, employees and invitees, and (iv) injury or death to individuals or damage to property sustained in or about the Premises.

33. RELOCATION. Landlord shall have the right to change the location and configuration of the Premises subject to the following terms and conditions: (a) if Tenant has commenced beneficial use of the Premises, then Landlord shall provide Tenant not less than thirty (30) days' advance written notice of the date Tenant must vacate the Premises; (b) Landlord shall provide Tenant with substitute space of a generally similar nature and size elsewhere in the Building or Retail Center (the "**Substitute Premises**"); and (c) Landlord shall at Landlord's expense (1) remove Tenant's equipment and furnishings from the Premises and reinstall them in the Substitute Premises; and (2) redecorate the Substitute Premises in a manner substantially similar to the manner in which the Premises were decorated. If Landlord changes the location or configuration of the Premises pursuant to this Section 33, Landlord shall prepare an amendment to this Lease reflecting the revised location, configuration Net Rentable Area of the Substitute Premises and adjust, in its reasonable discretion, the terms of any provisions that are based upon the Net Rentable Area of the Premises. Within ten (10) days after Landlord submits such amendment to Tenant, Tenant shall execute such amendment.

34. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

35. NOTICES. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when personally delivered, when sent by a nationally recognized, overnight courier service, or deposited in the United States mail, certified or registered, postage prepaid and addressed to the party to be notified at the notices address for such party set forth in the Basic Lease Information, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party.

36. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

37. ENTIRETY. This instrument and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Premises or the Project, or otherwise, unless the same is specifically set forth in this Lease. Landlord and Tenant each acknowledge that they have been represented by counsel in the negotiation of this Lease. In the event of any ambiguity in the terms and conditions of this Lease, the doctrine of contra proferentem shall not be applicable, and there shall be no assumption that this Lease is to be construed more or less strongly against either party.

38. BROKERS. Tenant hereby warrants and represents that it has not dealt with any brokers or intermediaries entitled to any compensation in connection with this Lease or Tenant's occupancy of space in the Project. Each party hereby agrees to hold the other party, its partners and representatives harmless from any and all claims,

liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim for any commissions or other fees by any broker or agent acting or purporting to have acted on behalf of such party.

39. INTENTIONALLY OMITTED.

40. INTENTIONALLY OMITTED.

41. QUIET ENJOYMENT. So long as Tenant pays the Rent herein recited and performs all of Tenant's covenants and agreements herein contained, Tenant shall quietly enjoy the Premises without disturbance by any person lawfully claiming by, through, or under Landlord, subject, however, to the provisions of this Lease, the Association Documents, the Project Documents (including the Ground Lease), and all mortgages, encumbrances, easements and matters of record to which this Lease is or may become subject. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

42. INTENTIONALLY OMITTED.

43. HAZARDOUS MATERIALS.

(a) Tenant, its agents and employees, shall not violate or cause to be violated any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Premises or the Building, or the Land, including soil and ground water conditions. Tenant shall not, and Tenant's agents and employees shall not, cause or permit the use, generation, storage, transport or disposal in or about the Premises or the Project of any substances, materials or wastes subject to regulation under federal, state or local Legal Requirements from time to time in effect concerning hazardous, toxic or radioactive materials, including asbestos, linseed oil or any other substance capable of spontaneous combustion (**"Hazardous Materials"**) (excluding customary cleaning fluids used in accordance with all applicable Legal Requirements). For the purposes of this Article, Hazardous Materials shall include, but not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 *et seq.*; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 *et seq.* and any other substances considered hazardous, toxic or the equivalent pursuant to any other applicable laws and in the regulations adopted and publications promulgated pursuant to said laws or any future laws or regulations (collectively, the **"Environmental Laws"**).

(b) Tenant shall clean up and remove or cause to be cleaned up and removed from, under or about the Premises, the Building or the Land any Hazardous Materials it or its agents or employees have or have caused to be introduced, at its sole cost and expense, and shall ensure that such removal is conducted in compliance with all applicable Environmental Laws.

(c) Tenant shall and does hereby indemnify, defend and hold Landlord, mortgagee, Ground Lessor, and its and their successors and assigns harmless from and against any losses (including attorneys' fees and court costs) which Landlord, any mortgagee, Ground Lessor, or its or their successors and assigns may sustain or which may arise by reason of Tenant's failure to comply with the requirements of Section 43 hereof.

(d) This Section 43 shall survive the expiration or earlier termination of this Lease.

44. ADVERTISING. Any of Tenant's print, audio, electronic or other advertising that refers to the location of the Premises, Retail Center or Project shall use only images, names and descriptions of the Premises, Retail Center or Project that have been approved by Landlord. In no event shall any advertising or promotional materials of Tenant be permitted to reflect negatively upon or defame the Retail Center or Project. Tenant agrees that any reference to the Project in any Tenant advertising (electronic or on site signage) shall refer to the Project as "Reston Station".

45. INTENTIONALLY OMITTED.

46. MISCELLANEOUS.

(a) Time is of the essence with respect to Landlord's and Tenant's rights and obligations under this Lease.

(b) The words "include" and "including" shall be construed for purposes of this Lease as being followed by the phrase "without limitation."

(c) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

(d) This Lease is declared to be a Commonwealth of Virginia contract, and all of the terms hereof shall be construed according to the laws of the Commonwealth of Virginia, without resort to its conflicts of laws rules.

(e) LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

(f) Tenant hereby submits to the personal jurisdiction of any court sitting in Fairfax County, Virginia with respect to all claims and controversies arising out of this Lease or the enforcement thereof. Landlord hereby (i) submits to the personal jurisdiction of any court sitting in Fairfax County, Virginia with respect to all claims and controversies arising out of this Lease or the enforcement thereof and (ii) for purposes of Section 55-218.1 of the Annotated Code of Virginia, appoints Christopher Clemente, whose address is c/o Comstock Partners, 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190, as Landlord's resident agent for service of process in any such claim or controversy, and agrees that service upon such agent shall constitute personal service upon Landlord so long as notice of such service is given in accordance with the provisions of Section 35.

(g) For purposes of Section 55-2 of the Annotated Code of Virginia, this Lease is and shall be deemed a deed of lease.

(h) This Lease may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

(i) Nothing contained in this Lease shall be construed to create a partnership, joint venture or other relationship between Landlord and Tenant other than that of landlord and tenant.

(j) Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaging in, instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys' fees and costs) arising from or related to any breach of the foregoing certification.

(k) Neither this Lease nor a memorandum thereof shall be recorded without the prior consent of Landlord.

(l) If two or more persons or entities shall sign this Lease as Tenant, the liability of each such person or entity to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such persons or entities shall be

deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

(m) The submission of this Lease by Landlord to Tenant for examination shall not constitute an offer to lease or a reservation of or option for the Premises. Tenant's execution of this Lease shall be deemed an offer by Tenant, but this Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

(n) It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor's closets, bathrooms, break rooms and around outside walls) for mold prevention. Tenant shall inspect the Premises on the Term Commencement Date and shall certify to Landlord that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

(o) Whenever in this Lease a day is appointed on which, or a period of time is appointed within which, either party hereto is required to perform or complete any act, matter or thing, the time for performance or completion shall be extended by a period of time equal to the number of days on or during which such party is prevented from the performance or completion of such act, matter or thing as a result of strikes, lock-outs, embargoes, general unavailability of labor or materials (for reasons not caused by the party claiming Unavoidable Delay), wars, insurrections, rebellions, declarations of national emergencies, acts of God or other causes beyond such party's reasonable control ("**Unavoidable Delay**"); provided, however, that no Unavoidable Delay shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent and to obtain insurance as required by this Lease.

(p) This Lease does not grant Tenant any easement concerning light, air or view, and the hindrance, elimination or shutting off of light, air or view by any structure shall in no way affect Tenant's obligations under this Lease or give rise to any liability of Landlord to Tenant with respect thereto.

(q) Tenant will provide to Landlord copies of all keys for all locks to the Premises. The locks used by Tenant shall be consistent with the lock set of the Building. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

(r) This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

(s) As used in this Lease, the term "**Landlord's Fee**" shall mean an additional charge payable to cover overhead associated with Landlord's performing certain work hereunder, in an amount equal to twenty percent (20%) of the cost of such work, which shall be Additional Rent.

(t) Neither Tenant, nor any of Tenant's employees, partners, officers, directors, members, shareholders, agents or brokers, shall issue or make any public statement, comment, announcement, or press release regarding this Lease, the Premises, the Project or Landlord without first receiving Landlord's approval as to form and content, it being expressly agreed that in no event shall any entity or individual issue or make a public statement, comment, announcement or press release regarding this Lease that would coincide with or precede any public

statement, comment, announcement or press release of Landlord regarding this Lease, unless such information is publically available. During the Term, in any publication (whether in print or electronic) identifying the location of the Premises, Tenant agrees to include reference to "Reston Station" in any such publication.

47. PARKING. Tenant and employees shall have the non-exclusive right, in common with other occupants of retail portions of the Project (and their respective customers and employees) lawfully entitled thereto, to use of all exits, entrances, driveways and Retail Parking Facilities serving the Retail Center for the accommodation and parking of vehicles of Tenant and its employees, while at the Retail Center or attending the Premises, at the published rates charged to users of the Retail Parking Facilities. Tenant acknowledges that Landlord or the Association may relocate parking operations from time to time as development of the Project continues, or in the event of casualty, condemnation, or Unavoidable Delay.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal by their duly authorized officials or agents as of the date aforesaid.

LANDLORD:

COMSTOCK RESTON STATION HOLDINGS, LC,
a Virginia limited liability company

By: CP Management Services, LC, its Manager

APPR. BY LEGAL

By: ______________________ [SEAL]
Name: Christopher Clemente
Title: Manager

APPR. BY LEGAL

TENANT:

PARKX MANAGEMENT, LC,
a Virginia limited liability company

By: Comstock Holding Companies, Inc., its Manager

APPR. BY LEGAL

By: ______________________ [SEAL]
Name: Christopher Clemente
Title: Chief Executive Officer

EXHIBIT A

DESCRIPTION OF LAND

All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described in that certain Fifth Amended and Restated Memorandum of Lease, dated September 29, 2021, and recorded in the land records of Fairfax County, Virginia in Book 27366 at Page 0748, as the same may be amended from time to time.

EXHIBIT A-1

FLOOR PLAN OF PREMISES



Founding Farmers
PREMISES
1,329 SF
SECOND ELEVATOR TO ROOF
FUTURE STAIR
UTILITY ROOM
GUEST STAIR TO ROOF

EXHIBIT B

RESERVED

EXHIBIT C

TENANT IMPROVEMENT WORK SCHEDULE

The Premises shall be leased by Tenant in its "as-is" condition as of the Term Commencement Date.

1. Preparation of Tenant Plans.

(a) Tenant shall provide and submit to Landlord for its approval the Tenant Plans necessary to price, permit and construct Tenant's Work. The Tenant Plans shall be in form sufficient to allow Landlord to assess Tenant's proposed Tenant's Work.

(b) "**Tenant Plans**" means complete sets (at least three prints and one reproducible copy) of architectural, structural, mechanical, electrical and plumbing working drawings for any and all Tenant's Work, including HVAC and fire and life safety systems (which shall include such written instructions or specifications as may be necessary to secure a building permit from Fairfax County, Virginia and shall show the full detailed scope of all Tenant's Work). The Tenant Plans shall be consistent with the interior concept plan (the "**Interior Concept Plan**") to be approved by Landlord. Tenant shall be responsible to provide and submit Tenant Plans which are fully coordinated with the plans and specifications for the Building (the "**Building Plans and Specifications**") and which conform to all applicable Legal Requirements. Landlord shall assist Tenant in the coordination of the Tenant Plans with the Building Plans and Specifications. The structural, mechanical, electrical and plumbing portions of the Tenant Plans shall be prepared by engineers reasonably approved by Landlord. The cost of preparing the Tenant Plans, including any changes thereto, shall be paid by Tenant, subject to reimbursement in accordance with Paragraph 2(d). Landlord shall cooperate with Tenant and Tenant's architect in the preparation of the Tenant Plans; provided, however, that timely completion of the Tenant Plans shall remain the sole responsibility of Tenant. If Landlord hires any third party in connection with the review or inspection of the Tenant Plans or Tenant's Work, Tenant shall reimburse Landlord for the actual costs therefor within fifteen (15) days after invoice from Landlord or, at Landlord's election, Landlord shall deduct such amounts from the Tenant Improvement Allowance.

(c) Landlord agrees to review the Tenant Plans and respond to Tenant in writing within fifteen (15) business days after the date of Landlord's receipt of the Tenant Plans, either approving the Tenant Plans or specifying the revisions required to enable approval; provided, however, that Landlord's review shall not relieve Tenant of its obligations under Paragraph 1(b) or any other provision of this Exhibit C. Landlord's approval of the Tenant Plans shall not be unreasonably withheld, so long as Landlord has approved the underlying Tenant's Work (in accordance with the approval standards set forth in Section 14 of the Lease) and the Tenant Plans conform to all requirements hereof. Landlord's approval of the Tenant Plans shall not constitute a representation or warranty of any kind whatsoever, express or implied, including any representation or warranty that the Tenant Plans comply with Legal Requirements or that they will not interfere with Building structures or systems.

2. Construction of Tenant's Work.

(a) Tenant shall contract with a general contractor ("**Tenant's Contractor**") to construct the Tenant's Work subject to the following:

(i) Tenant shall obtain Landlord's prior written approval of Tenant's Contractor and all subcontractors to be used by Tenant's Contractor for mechanical, electrical, plumbing and controls work (collectively "**MEP Work**"). Any general contractor selected by Tenant must be licensed to do business in Fairfax County, Virginia and, in Landlord's reasonable judgment, both Tenant's Contractor and the subcontractors specified for MEP Work must be qualified to work in the Project. Landlord may require without compensation to Tenant that Landlord's designated contractors be engaged for any construction affecting the Building's structure, roof, fire and life safety systems, sprinklers, plumbing systems, electrical systems and HVAC (to the extent of any interaction with the Building HVAC) and signs.

(ii) Tenant's contract with Tenant's Contractor shall require Tenant's Contractor and all subcontractors to comply with such reasonable and consistently applied written rules and regulations as may be promulgated by Landlord for construction activities in the Project. Tenant's Contractor and subcontractors shall provide such bonding, insurance, and/or indemnifications as Landlord may reasonably require, prior to commencement of construction of Tenant's Work.

(b) Tenant shall submit the name and, if requested by Landlord, experience record of Tenant's Contractor and the subcontractors to be used by Tenant's Contractor for MEP Work to Landlord for its approval. Landlord shall either approve Tenant's Contractor and the subcontractors to be used by Tenant's Contractor for MEP Work or specify the reason that Landlord is unable to grant such approval within fifteen (15) business days of receipt of Tenant's written submittal.

(c) Tenant will not begin construction of the Tenant's Work until the later to occur of: (i) Landlord's approval of the Tenant Plans, (ii) Landlord's approval of Tenant's Contractor and the subcontractors to be used by Tenant's Contractor for MEP Work, and (iii) Landlord's receipt of copies of all permits required in Fairfax County, Virginia to construct the Tenant's Work.

(d) (i) As a material inducement for Landlord to enter into the Lease and to provide the Tenant Improvement Allowance, Tenant has agreed and hereby acknowledges and represents that the Cost of Tenant's Work (as defined below) shall equal or exceed the amount set forth in the Basic Lease Information. For purposes of the immediately preceding sentence, the term **"Cost of Tenant's Work"** shall (A) mean all of the hard and direct costs of construction of the Tenant's Work paid by Tenant on or before the Rent Commencement Date, (B) all costs of design, planning and engineering services incurred by Tenant in connection with the Tenant's Work (including obtaining all necessary permits), and (C) all costs relating to the fabrication and installation of permanent furniture, fixtures and equipment (but specifically excluding the costs incurred by Tenant for any leased items). In the event Landlord determines that the Cost of Tenant's Work shall not equal or exceed the Tenant Improvement Allowance, in addition to all of Landlord's rights and remedies under the Lease, Landlord may elect not to approve the Tenant Plans or to reduce the Tenant Improvement Allowance to the reasonable cost of the Tenant's Work.

(ii) (A) To assist Tenant with the cost of any approved Tenant's Work (including architectural and engineering design fees), Landlord shall provide an allowance up to the amount for Tenant Improvement Allowance set forth in the Basic Lease Information, based on the terms and conditions set forth below. To the extent of the Cost of Tenant's Work, and so long as no Event of Default exists, Landlord shall pay the Tenant Improvement Allowance to Tenant or Tenant's Contractor (at Landlord's option), within thirty (30) days after each of the following items is complete: (i) Landlord has received lien waivers in a form reasonably satisfactory to Landlord and in accordance with the law of the Commonwealth of Virginia, executed by Tenant's general contractor and all subcontractors and suppliers that supplied labor or materials for or in connection with the Tenant's Work, evidencing that Tenant has paid all materialmen, suppliers and contractors for all labor and materials for all of the Tenant's Work; (ii) Landlord has received and such other supporting documentation as Landlord may reasonably request to evidence that the work has been satisfactorily performed (e.g., AIA applications for payment executed by Tenant's Contractor, Tenant's architect and Tenant and certified by Landlord's architect, appropriate partial lien waivers and other customary construction draw supporting documentation), and (iii) the date Tenant opens for business to the public in the entire Premises pursuant to a final, unconditional certificate of occupancy, nonresidential use permit or other similar occupancy permit obtained by Tenant (a copy of which has been delivered to Landlord).

(B) Following the earlier to occur of (a) (1) the close-out of the contract with Tenant's Contractor (it being acknowledged that "close-out" includes the receipt by Landlord of final lien waivers from all contractors and subcontractors), (2) the payment of all amounts due Tenant's Contractor under its contract, (3) the payment of all architectural and design fees, (4) the payment of all amounts due other qualified third party contractors, and (5) Tenant's opening for business from the Premises pursuant to a final certificate of occupancy and Tenant's commencing payment of Base Rent and Tenant's Share of Operating Cost and Tenant's Share of Taxes then due under Section 7 of the Lease (the date on which the last of items (1), (2), (3), (4) and (5) occurs, is hereby called the **"Close-Out Date"**), or (b) one (1) year after the Term Commencement Date, any unused portion of the Tenant Improvement Allowance will be retained by Landlord and Tenant shall have no further claim to such funds.

(e) Tenant shall indemnify and hold harmless the Landlord Parties from and against any and all losses, damages, costs (including costs of lawsuits and reasonable attorneys' fees), liabilities, or causes of action relating to the work of Tenant's Contractor, including but not limited to mechanic's, materialman's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or Tenant's Contractor for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant or Tenant's Contractor for payment of same; Tenant's and Tenant's Contractor's

purchase orders, contracts and subcontracts in connection therewith shall clearly state this requirement. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by Tenant's Contractor, its subcontractors or its employees.

(f) Tenant shall, at Tenant's sole cost and expense, cause Tenant's architect(s) or engineer(s) to prepare a report (subject to review and certification of Landlord's architect), in form and substance acceptable to Landlord, for the benefit of Landlord, certifying to the compliance of work constructed by Tenant's Contractor with the Tenant Plans approved by Landlord and compliance with all applicable Legal Requirements. Upon completion of the Tenant's Work, Tenant shall deliver a set of "as-built" plans to Landlord in CAD format (or such other format requested by Landlord).

3. Change Orders. It is agreed that Tenant may authorize changes in the Tenant's Work provided that: (a) changes must meet the criteria set forth in paragraphs 1(a) and 1(b) above; and (b) Landlord approves any such changes, which approval shall be consistent with the approval standards set forth in Section 14 of the Lease. Tenant shall submit revised Tenant Plans, incorporating all approved change orders, to Landlord for Landlord's review and approval.

4. Miscellaneous. Tenant shall perform Tenant's Work in a good and workmanlike manner, free from defects, and in accordance with all applicable Legal Requirements and the provisions of this Exhibit C. The time required by Tenant's Contractors to perform Tenant's Work shall not delay the Rent Commencement Date, notwithstanding the fact that the Premises may not be completed and Tenant may not be in occupancy at such time. The following Building systems must not be shut down, operated, interrupted, modified, or reconfigured without the expressed prior written consent of Landlord: *Elevator, Air Distribution, Sprinkler, Telephone/Data, Electrical Power, Domestic Water, Standpipe, Life Safety/Fire Alarm, Heating Hot Water, Chilled Water, Security, Plumbing, BMS, or Condenser Water/Cooling Tower*. An engineer employed by Landlord must be present during all shutdowns at a reimbursable overtime rate (4 hour minimum). Special care must be taken when these systems serve other tenant areas. A shut down fee of $500.00 per shut down will be charged to Tenant.

EXHIBIT D

ADDITIONAL USE RESTRICTIONS

(1) Tenant shall not use any area of the Project outside the Premises (a) for the sale of any merchandise, including food and beverage items, (b) to solicit business, (c) to display signs, or (d) for public meetings or entertainment, except as expressly provided otherwise in the Lease.

(2) Tenant shall not display, sell, lease, or offer for sale or lease, in any manner in the Premises or in the Project any pornographic or obscene material of any kind including books, magazines and movies or sexually explicit items of any kind, nor operate in the Premises a tattoo parlor or any business devoted primarily to applying tattoos to people, nor for a strip club or any similar business.

(3) Tenant shall not use or permit the use of any portion of the Premises as living quarters, sleeping apartments or lodging rooms.

(4) Tenant shall not use the Premises for any shooting gallery, flea circus, funeral establishment, automobile showroom or lot, automotive repair or service, a secondhand store, bowling alley, video game or vending machine parlor, pool or billiard establishment or similar business or activity.

(5) Tenant shall not use any portion of the Premises for storage or other services except as customary for Tenant's operations in the Premises in accordance with the uses of the Premises permitted in Section 5 of the Lease.

(6) No auction, fire, distress, liquidation, going out of business, bankruptcy or like sales (whether real or fictitious) may be conducted within the Premises without the previous written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Tenant shall display, sell and advertise only first-quality seasonal merchandise and not any seconds or damaged goods, and shall never conduct any so-called outlet, warehouse or like discount operations in or from the Premises.

(7) No vending machines may be visible to the public or available for public use, nor shall there be any public telephones in the Premises.

(8) Tenant shall maintain negative air pressure in the Premises.

(9) Except for valet services specifically approved in advance and in writing by Landlord, Tenants shall not charge for parking, nor shall tenants permit customers or invitees to park outside the parking areas provided for the Project or employees to park outside areas designated by Landlord as employee parking areas.

(10) Tenant shall not use any portion of the Premises for any of the uses listed on Schedule D-1, attached hereto.

SCHEDULE D-1

ADDITIONAL USE RESTRICTIONS

(1) Any sale of (a) whole or ground coffee beans, (b) espresso, espresso-based drinks, or coffee-based drinks, (c) tea or tea-based drinks, (d) gourmet, brand-identified brewed coffee, or (e) blended beverages under a brand or containing coffee. Notwithstanding the foregoing, a full-service, sit-down restaurant with a wait staff and table service serving a complete breakfast, lunch and/or dinner menu may sell, in conjunction with a sale of a meal or at the bar, blended beverages, brewed coffee, tea and hot espresso drinks for on-premises consumption only.

(2) Any business whose primary operation is a men's or women's salon and/or a day spa providing hair and/or cosmetics and/or skin and/or massage and/or nail services.

(3) Any restaurant whose primary business is a farm-to-table full service, sit down restaurant, or restaurant who has more than 4,500 square feet of Net Rentable Area and serves breakfast.

(4) A health and beauty aids store, a store whose primary purpose is to offer one-hour or other on-site photo processing, including, without limitation, digital photo processing, a pharmacy mail order facility, a drugstore, a pharmacy prescription department, or a retail health center.

(5) Any fast-casual (*i.e.* without table service) restaurant primarily serving custom burgers.

(6) Any ATM or similar mechanism for effecting financial transactions (provided, however, that the foregoing exclusion does not apply to any full-service bank or similar financial institution leasing a full-service branch and/or to any ATM contained wholly within a tenant's premises).

(7) Any full-service, sit-down pizza restaurant.

(8) Any business whose property operation is a men's only barbershop.

EXHIBIT E

DECLARATION OF LEASE COMMENCEMENT

This **Declaration of Lease Commencement** is dated as of January 1, 2022 between COMSTOCK RESTON STATION HOLDINGS, LC, a Virginia limited liability company (**"Landlord"**), and PARKX MANAGEMENT, LC, a Virginia limited liability company (**"Tenant"**).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Deed of Lease dated January 1, 2022 (the **"Lease"**) relating to premises located at 1904 Reston Metro Plaza, Suite 101, Reston, Virginia 20190 in the project known as Reston Station, located in Fairfax County, Virginia.

NOW, THEREFORE, Landlord and Tenant hereby confirm as follows:

1. The Term Commencement Date of the Lease is January 1, 2022.

2. The Rent Commencement Date of the Lease is January 1, 2022 and the scheduled Expiration Date is December 31, 2026, unless sooner terminated in accordance with the terms of the Lease.

3. The Net Rentable Area of the Premises is approximately 1,329 square feet.

4. No free rent, rent abatements, allowances and other concessions are currently due and owing to Tenant from Landlord in connection with the Premises.

5. Capitalized terms not defined herein shall have the meaning given to such terms in the Lease.

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the date first set forth above.

LANDLORD:

COMSTOCK RESTON STATION HOLDINGS, LC,
a Virginia limited liability company

By: CP Management Services, LC, its Manager

APPR. BY uma LEGAL

By: _______________________________ [SEAL]
Name: Christopher Clemente
Title: Manager

TENANT:

PARKX MANAGEMENT, LC,
a Virginia limited liability company

APPR. BY uma LEGAL

By: _______________________________ [SEAL]
Name: Christopher Clemente
Title: Chief Executive Officer

EXHIBIT F

RESERVED

EXHIBIT G

LIST OF TENANT'S EQUIPMENT

NONE

EXHIBIT H

RESERVED

<u>EXHIBIT I</u>

<u>ROUTE FOR REFUSE REMOVAL AND RECEIPT OF DELIVERIES</u>



ELEV #7
FUTURE STAIR
ELEV #5
Trash & Delivery via Retail Elevator to/from Loading Dock below
FUTURE STAIR
FUTURE HOTEL LOBBY
Plaza Level



RETAIL ELEVATOR
DELIVERIES
Trash & Delivery via Retail Elevator to/from Premises above
Recycling & Compost
DUMPSTER
UP
G-1 Level

Not to scale. Locations approximate. For reference only.

EXHIBIT J

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, vestibules, stairways, elevators, corridors and halls or other parts of the Project not occupied by any tenant shall not be obstructed or encumbered by any tenant nor used for any purpose other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public areas of the Project and the facilities furnished for the common use of all tenants in such manner as Landlord deems best for the Project.

2. Tenant shall advise and cause its vendors to deliver all merchandise during hours designated by Landlord.

3. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives. Use of the loading bays and loading zones for deliveries, excluding moving vans, shall be limited to the hours from 8:00 a. m. to 6:00 p.m., seven (7) days a week.

4. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No waiting, parking or storing of such trailers will be permitted at the Project.

5. Reserved.

6. Except for small parcel packages delivered by overnight services, no deliveries will be permitted through the front entrances to the retail spaces unless Tenant does not have a rear service door. In such event, prior arrangements must be made promptly with Landlord's manager. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

7. Tenant is responsible for storage and removal from the Premises of its trash, refuse and garbage, all of which must be placed in the trash room, trash compactor or dumpster designated by Landlord. Tenant shall not dispose of the following items in drains, sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins, tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive.

8. The entire Premises, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

9. For the benefit of the Project, subject to the Comprehensive Sign Plan and all Legal Requirements, all retail storefronts shall have an overall minimum transparency of 50% as measured from floor to ceiling. In addition, the portion of the retail storefronts that is located between three and eight feet from grade is required to be at least 60% transparent. The purpose of this condition is to allow pedestrians to view the activity within the retail establishment and to allow patrons and employees of the retail establishments to view the activity on the sidewalk and street. "**Transparency**" shall mean using glass or other transparent exterior material offering a view into an area of the retail establishment where human activity normally occurs and shall not be satisfied by views into areas blocked by display cases, the rear of shelving, interior walls, blinds, hallways, or the like.

10. Other than as permitted under the Lease, Tenant shall not permit or suffer any advertising medium to be placed on exterior walls, on Tenant's exterior windows, on standards in the Project, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Project, outside the Premises.

11. Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, or radios. No radio, television, or other communication antenna equipment or device is to be

mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

12. Tenant shall not permit or suffer showcases or merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises or display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other Retail Common Areas or Project Common Areas.

13. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord's opinion, tends to impair the reputation of the Project, other tenants of the project or Landlord or its desirability, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Tenant shall not permit or suffer any portion of the Premises to be used for lodging or sleeping or any immoral or illegal purposes.

15. Toilets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

16. No vehicles or animals (except service animals), birds or pets of any kind shall be brought into or kept in or about the Premises, the Retail Center or the Common Areas, and no cooking shall be done or permitted by any tenant except in any kitchen actually contained therein. Bicycles shall be parked only in designated areas.

17. No flammable, combustible or explosive fluid, chemical or similar substance shall be brought or kept upon the Premises or Project.

18. No Persons, except those authorized by Landlord, shall enter the roof of the Building or any mechanical or equipment room within any building or the Retail Center.

19. Tenant shall not, in or on any part of the Common Areas:

    (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

    (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord and only in such areas as approved.

    (c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord and only in such areas approved.

    (d) Solicit membership in any organization, group or association or contribution for any purpose.

    (e) Create a nuisance.

    (f) Use any Common Areas for any purpose when none of the other retail establishments within the Retail Center is open for business or employment, except for activities as approved in writing by Landlord and only in such areas as approved by Landlord.

    (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

    (h) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Project, or the property of customers, business invitees or employees situated within the Project.

20. In addition, the following rules and regulations shall apply to Tenant's employees:

(a) All permanent (whether part-time, full-time or seasonal) tenant employees while on-duty or participating in any work-related activity, including general managers, must park in the assigned locations and must display proper parking stickers at all times.

(b) Smoking is not permitted at the Retail Center.

(c) During their work hours, Tenant employees may use only public restrooms in the Premises.

21. Landlord shall have no liability of any kind whatsoever for enforcing or failing to enforce any rule or regulation set forth herein or in the Lease.

22. Landlord shall have the right at any time to modify, change or delete any rule or regulation as long as the new rules and regulations do not materially interfere with Tenant's exercise of its rights under the Lease.

23. Except as specifically permitted by the Lease, Tenant may not install any seating in the Common Areas, whether temporary or permanent.

24. Tenant's contractors and employees shall park vehicles only in locations designated by Landlord.

25. Neither Tenant nor Tenant's Contractor will be permitted to store any materials outside the Premises.